[BEAR STEARNS LOGO]                                        [Morgan Stanley LOGO]

                                   ----------

                                      PWR11

                                   ----------

                                 $1,637,817,000

                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11

                                AS ISSUING ENTITY

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.

                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC

                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

                                   ----------

                                FEBRUARY 27, 2006

  BEAR, STEARNS & CO. INC.                                  MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

TRANSACTION FEATURES

o    Sellers:

                                                                    CUT-OFF
                                           NO. OF     NO. OF          DATE        % OF
                   SELLERS                  LOANS   PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.        23        33         741,793,457    39.8
Wells Fargo Bank, N.A.                        64        64         408,635,970    21.9
Prudential Mortgage Capital Funding, LLC      41        41         325,759,045    17.5
Nationwide Life Insurance Co.                 13        13         171,162,082     9.2
Principal Commercial Funding, LLC             32        32         166,862,788     9.0
Principal Commercial Funding II, LLC           9         9          49,590,611     2.7
--------------------------------------------------------------------------------------
TOTAL:                                       182       192       1,863,803,953   100.0
--------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $10,240,681

     o    Largest mortgage loan by Cut-off Date Balance: $195,000,000

     o    Five largest and ten largest mortgage loans: 34.0% and 42.5% of pool, respectively(1)

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.66x;
          weighted average debt service coverage ratio after IO period of 1.58x

     o    Weighted average cut-off date loan-to-value ratio of 69.0%; weighted average balloon loan-to-value ratio of 61.7%

o    Property Types:

  [THE FOLLOWING TABLE WAS REPRESENTATED BY PIE CHART IN THE PRINTED MATERIAL.]

Retail                           42.1%
Office                           25.3%
Hospitality                      14.7%
Multifamily                       7.0%
Industrial                        4.6%
Mixed Use                         3.1%
Self Storage                      2.9%
Manufactured Housing community    0.2%

o    Call Protection(2):

     o    75.9% of the pool (124 loans) has a lockout period ranging from 24 to
          49 payments from origination, then defeasance provisions.

     o    20.0% of the pool (33 loans) has a lockout period ranging from 14 to
          49 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    2.9% of the pool (21 loans) has a lockout period of 25 to 35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

     o    1.1% of the pool (2 loans) has no lockout period, but prepayments require the greater of a prepayment premium or yield maintenance.

     o    0.2% of the pool (2 loans) permits the greater of a prepayment premium or yield maintenance for the first 26 to 27 payments from origination then permits defeasance or the greater of a prepayment premium or yield maintenance.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

(1)  The second largest loan in the pool is the Crossed Investcorp Retail
     Portfolio, a $184,380,000 first mortgage loan secured by 2 cross-collateralized, cross-defaulted portfolios, as such, they are treated as one loan for the purpose of these calculations.

(2)  Certain of the loans may provide for partial release and prepayment during the lockout period.

                                        2

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

OFFERED CERTIFICATES

                                                                                                      APPROXIMATE
           INITIAL                                         WEIGHTED      PRINCIPAL   ASSUMED FINAL      INITIAL
         CERTIFICATE    SUBORDINATION      RATINGS          AVERAGE        WINDOW     DISTRIBUTION   PASS-THROUGH
CLASS   BALANCE(1)(2)     LEVELS(3)     (S&P / FITCH)   LIFE (YRS.)(4)   (MOS.)(4)      DATE(4)         RATE(5)
-----------------------------------------------------------------------------------------------------------------

A-1      $109,500,000      30.000%        AAA / AAA          3.39           1-57        12/11/10
A-2      $ 93,700,000      30.000%        AAA / AAA          4.74          57-60         3/11/11
A-3      $ 49,400,000      30.000%        AAA / AAA          7.74          76-104       11/11/14
A-AB     $ 90,350,000      30.000%        AAA / AAA          7.12          60-109        4/11/15
A-4      $829,466,000      30.000%        AAA / AAA          9.67         109-118        1/11/16
A-1A     $132,246,000      30.000%        AAA / AAA          8.32          1-118         1/11/16
A-M      $186,381,000      20.000%        AAA / AAA          9.88         118-119        2/11/16
A-J      $146,774,000      12.125%        AAA / AAA          9.89         119-119        2/11/16

PRIVATE CERTIFICATES (6)

            INITIAL
          CERTIFICATE                                                                                  APPROXIMATE
          BALANCE OR                                        WEIGHTED      PRINCIPAL   ASSUMED FINAL      INITIAL
           NOTIONAL      SUBORDINATION      RATINGS          AVERAGE        WINDOW     DISTRIBUTION   PASS-THROUGH
CLASS    AMOUNT(1)(7)        LEVELS      (S&P / FITCH)   LIFE (YRS.)(4)   (MOS.)(4)      DATE(4)         RATE(5)
------------------------------------------------------------------------------------------------------------------

X       $1,863,803,952          --         AAA / AAA             --             --            --
B       $   37,276,000      10.125%         AA / AA            9.89        119-119       2/11/16
C       $   23,298,000       8.875%        AA- / AA-           9.89        119-119       2/11/16
D       $   27,957,000       7.375%          A / A             9.89        119-119       2/11/16
E       $   18,638,000       6.375%         A- / A-            9.89        119-119       2/11/16
F       $   20,968,000       5.250%       BBB+ / BBB+          9.89        119-119       2/11/16
G       $   18,638,000       4.250%        BBB / BBB           9.95        119-120       3/11/16
H       $   23,297,000       3.000%       BBB- / BBB-          9.97        120-120       3/11/16
J       $    6,990,000       2.625%        BB+ / BB+           9.97        120-120       3/11/16
K       $    6,989,000       2.250%         BB / BB            9.97        120-120       3/11/16
L       $    6,989,000       1.875%        BB- / BB-           9.97        120-120       3/11/16
M       $    2,330,000       1.750%        B+ / B +            9.97        120-120       3/11/16
N       $    4,659,000       1.500%          B / B             9.97        120-120       3/11/16
O       $    4,660,000       1.250%         B- / B-            9.97        120-120       3/11/16
P       $   23,297,952        0.00%         NR / NR           10.04        120-178       1/11/21

                                        3

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

Notes: (1)  Subject to a permitted variance of plus or minus 5%.

       (2)  For purposes of making distributions to the Class A-1, Class A-2,
            Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 159 mortgage loans, representing approximately 92.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 23 mortgage loans, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 98.7% aggregate principal balance of all the mortgage loans secured by multifamily properties and
            manufactured housing community properties. Generally, the Class A-1,
            Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2,
            Class A-3, Class A-AB and Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero,
            distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1,
            Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
            certificates, pro rata.

       (3)  The percentages indicated under the column "Subordination Levels"
            with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
            Class A-4 and Class A-1A Certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
            Class A-AB, Class A-4 and Class A-1A Certificates in the
            aggregate.

       (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

       (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
            F, G, H, J, K, L, M, N, O and P Certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X Certificates will accrue interest at a variable rate.

       (6)  To be offered privately pursuant to Rule 144A.

       (7)  The Class X Notional Amount is equal to the sum of all
            Certificate Balances outstanding from time to time.

                                        4

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

I.  ISSUE CHARACTERISTICS

Issue Type:                      Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                 A-M and A-J (the "Offered Certificates").
                                 Private (Rule 144A): Classes X, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P.

Securities Offered:              $1,637,817,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including eight principal and
                                 interest classes (Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-1A, A-M and A-J).

Mortgage Loan Sellers:           Bear Stearns Commercial Mortgage, Inc.
                                 ("BSCMI"); Wells Fargo Bank, National
                                 Association ("WFB"); Prudential Mortgage
                                 Capital Funding, LLC ("PMCF"); Nationwide Life
                                 Insurance Company ("NLIC"): Principal
                                 Commercial Funding, LLC ("PCF") and Principal
                                 Commercial Funding II, LLC ("PCF II")

Co-lead Bookrunning Managers:    Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated

Master Servicers: (1)            Wells Fargo Bank, National Association (with
                                 respect to the mortgage loans sold by BSCMI,
                                 WFB, NLIC, PCF and PCF II) and Prudential Asset
                                 Resources, Inc. (with respect to the mortgage
                                 loans sold by PMCF)

Primary Servicers:               Principal Global Investors, LLC (with respect
                                 to the mortgage loans sold by PCF and PCF II)
                                 and

                                 Nationwide Life Insurance Company (with respect
                                 to the mortgage loans sold by NLIC)

Special Servicer: (1)            ARCap Servicing, Inc.

Certificate Administrator:       Wells Fargo Bank, National Association

Trustee:                         LaSalle Bank National Association

Cut-Off Date: (2)                March 1, 2006

Expected Closing Date:           On or about March 21, 2006.

Distribution Dates:              The 11th of each month (or if the 11th is not a
                                 business day, the next succeeding business
                                 day), commencing in April 2006.

Minimum Denominations:           $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J Certificates; with
                                 investments in excess of the minimum
                                 denominations made in multiples of $1.

Delivery:                        DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:              Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J are expected to be ERISA eligible. No Class
                                 of Certificates is SMMEA eligible.

Rating Agencies:                 The Offered Certificates will be rated by
                                 Standard & Poor's Ratings Services and Fitch,
                                 Inc.

Risk Factors:                    THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.

(1)  The SBC - Hoffman Estates Loan is principally serviced and administered under a separate pooling and servicing agreement relating to the MSCI
     2006-TOP21 trust. See "Summary of Pari Passu Split Loan Structures".

(2)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in March 2006 (or, in the case of any mortgage loan that has its first due date after March 2006, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in March 2006 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        5

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

II. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
815,351 - 2,000,000                  24        36,875,070     2.0
2,000,001 - 3,000,000                32        81,736,204     4.4
3,000,001 - 5,000,000                43       177,071,630     9.5
5,000,001 - 7,000,000                20       118,531,847     6.4
7,000,001 - 9,000,000                12        93,388,479     5.0
9,000,001 - 11,000,000               14       138,633,055     7.4
11,000,001 - 13,000,000               7        82,060,132     4.4
13,000,001 - 15,000,000               4        57,436,000     3.1
15,000,001 - 17,000,000               5        80,200,866     4.3
17,000,001 - 19,000,000               5        89,800,000     4.8
19,000,001 - 21,000,000               1        19,836,941     1.1
21,000,001 - 31,000,000               5       121,489,018     6.5
31,000,001 - 41,000,000               4       132,847,625     7.1
61,000,001 - 195,000,000              6       633,897,086    34.0
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 815,351   Max: 195,000,000   Average: 10,240,681

STATE

                                    NO. OF      AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES    BALANCE ($)     POOL
-------------------------------------------------------------------
California                            42        295,541,771    15.9
   Southern California                24        204,983,991    11.0
   Northern California                18         90,557,780     4.9
New York                              14        292,204,864    15.7
Ohio                                  18        209,580,264    11.2
Illinois                               6        147,314,637     7.9
New Jersey                            14        142,855,624     7.7
Pennsylvania                           7        114,965,757     6.2
Texas                                 12         83,772,287     4.5
Washington                             9         60,005,011     3.2
Minnesota                              6         58,584,800     3.1
Georgia                                8         57,464,992     3.1
Other                                 56        401,513,946    21.5
-------------------------------------------------------------------
TOTAL:                               192      1,863,803,953   100.0
-------------------------------------------------------------------

PROPERTY TYPE

                                   NO. OF       AGGREGATE
                                  MORTGAGED    CUT-OFF DATE    % OF
                                 PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------------
Retail                                83        785,302,556    42.1
Office                                30        471,527,343    25.3
Hospitality                           13        273,794,663    14.7
Multifamily                           23        130,600,244     7.0
Industrial                            23         85,925,950     4.6
Mixed Use                              7         58,695,730     3.1
Self Storage                          12         54,615,210     2.9
Manufactured Housing
Community                              1          3,342,256     0.2
-------------------------------------------------------------------
TOTAL:                               192      1,863,803,953   100.0
-------------------------------------------------------------------

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
4.9954 - 5.0000                       1        98,231,280     5.3
5.0001 - 5.2500                      18       384,393,363    20.6
5.2501 - 5.5000                      31       213,020,639    11.4
5.5001 - 5.7500                      67       837,958,831    45.0
5.7501 - 6.0000                      53       301,919,060    16.2
6.0001 - 6.2500                       7        18,732,678     1.0
6.2501 - 6.6000                       5         9,548,101     0.5
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 4.9954   Max: 6.6000   Wtd Avg: 5.5059

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
60                                    8       149,993,707     8.0
61 - 84                               3        23,229,454     1.2
85 - 120                            169     1,667,640,825    89.5
121 - 180                             2        22,939,966     1.2
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 60   Max: 180   Wtd Avg: 115

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
57 - 60                               8       149,993,707     8.0
61 - 84                               3        23,229,454     1.2
85 - 120                            170     1,689,240,246    90.6
121 - 178                             1         1,340,545     0.1
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 57   Max: 178   Wtd Avg: 112

DEBT SERVICE COVERAGE RATIOS (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1.11 - 1.20                           7        30,439,733     1.6
1.21 - 1.30                          36       298,021,789    16.0
1.31 - 1.40                          32       264,220,201    14.2
1.41 - 1.50                          39       456,386,162    24.5
1.51 - 1.60                          24       279,843,235    15.0
1.61 - 1.70                          15        82,916,765     4.4
1.71 - 1.80                           6        40,254,304     2.2
1.81 - 1.90                           8        48,848,114     2.6
1.91 - 2.00                           5        31,334,736     1.7
2.01 - 2.10                           1        12,267,813     0.7
2.21 - 2.30                           3       105,796,280     5.7
2.31 - 2.50                           1         3,467,113     0.2
2.51 - 3.36                           5       210,007,708    11.3
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 1.11   Max: 3.36   Wtd Avg: 1.66

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
16.8 - 40.0                           6        11,700,377     0.6
40.1 - 45.0                           6        33,510,202     1.8
45.1 - 50.0                           7        31,286,552     1.7
50.1 - 55.0                           8        30,624,262     1.6
55.1 - 60.0                          18       394,057,727    21.1
60.1 - 65.0                          16        72,596,317     3.9
65.1 - 70.0                          30       186,257,465    10.0
70.1 - 75.0                          47       477,355,949    25.6
75.1 - 80.0                          39       372,671,130    20.0
80.1 - 81.8                           5       253,743,972    13.6
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 16.8   Max: 81.8   Wtd Avg: 69.0

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
0.6 - 25.0                            4         7,804,205     0.4
25.1 - 30.0                           2         4,887,331     0.3
30.1 - 35.0                           3        22,974,163     1.2
35.1 - 40.0                          10        39,118,282     2.1
40.1 - 45.0                           9        39,591,482     2.1
45.1 - 50.0                          11        58,696,100     3.1
50.1 - 55.0                          24       135,053,605     7.2
55.1 - 60.0                          34       555,054,820    29.8
60.1 - 65.0                          34       325,050,667    17.4
65.1 - 70.0                          37       311,360,798    16.7
70.1 - 80.2                          14       364,212,500    19.5
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 0.6   Max: 80.2   Wtd Avg: 61.7

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)

                                  NO. OF      AGGREGATE
                                 MORTGAGE    CUT-OFF DATE    % OF
                                   LOANS     BALANCE ($)     POOL
-----------------------------------------------------------------
1.10 - 1.20                          21       193,210,733    10.4
1.21 - 1.30                          53       506,410,789    27.2
1.31 - 1.40                          41       312,762,701    16.8
1.41 - 1.50                          26       324,696,162    17.4
1.51 - 1.60                          14       113,673,235     6.1
1.61 - 1.70                           6        27,089,265     1.5
1.71 - 1.80                           2        10,989,304     0.6
1.81 - 1.90                           5        16,098,114     0.9
1.91 - 2.00                           4        27,334,736     1.5
2.01 - 2.10                           1        12,267,813     0.7
2.21 - 2.30                           3       105,796,280     5.7
2.31 - 2.50                           1         3,467,113     0.2
2.51 - 3.32                           5       210,007,708    11.3
-----------------------------------------------------------------
TOTAL:                              182     1,863,803,953   100.0
-----------------------------------------------------------------

Min: 1.10   Max: 3.32   Wtd Avg: 1.58

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        6

                        $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
815,351 - 2,000,000                  21        31,562,722      1.8
2,000,001 - 3,000,000                29        73,942,920      4.3
3,000,001 - 5,000,000                35       143,549,657      8.3
5,000,001 - 7,000,000                17       101,231,234      5.8
7,000,001 - 9,000,000                10        78,247,216      4.5
9,000,001 - 11,000,000               12       118,056,208      6.8
11,000,001 - 13,000,000               7        82,060,132      4.7
13,000,001 - 15,000,000               4        57,436,000      3.3
15,000,001 - 17,000,000               4        65,000,866      3.8
17,000,001 - 19,000,000               4        72,400,000      4.2
19,000,001 - 21,000,000               1        19,836,941      1.1
21,000,001 - 31,000,000               5       121,489,018      7.0
31,000,001 - 41,000,000               4       132,847,625      7.7
61,000,001 - 195,000,000              6       633,897,086     36.6
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 815,351   Max: 195,000,000   Average: 10,890,300

STATE

                                   NO. OF       AGGREGATE       % OF
                                  MORTGAGED    CUT-OFF DATE    LOAN
                                 PROPERTIES    BALANCE ($)    GROUP 1
---------------------------------------------------------------------
California                            40        286,612,825     16.6
   Southern California                23        201,641,734     11.6
   Northern California                17         84,971,091      4.9
New York                              11        281,028,302     16.2
Ohio                                  17        207,700,264     12.0
Illinois                               6        147,314,637      8.5
New Jersey                            14        142,855,624      8.3
Pennsylvania                           6        109,701,832      6.3
Texas                                 10         61,372,287      3.5
Minnesota                              5         55,586,051      3.2
Georgia                                7         55,230,458      3.2
Connecticut                            4         54,686,028      3.2
Other                                 49        329,469,315     19.0
---------------------------------------------------------------------
TOTAL:                               169      1,731,557,625    100.0
---------------------------------------------------------------------

PROPERTY TYPE

                                   NO. OF       AGGREGATE       % OF
                                  MORTGAGED    CUT-OFF DATE    LOAN
                                 PROPERTIES    BALANCE ($)    GROUP 1
---------------------------------------------------------------------
Retail                                83        785,302,556     45.4
Office                                30        471,527,343     27.2
Hospitality                           13        273,794,663     15.8
Industrial                            23         85,925,950      5.0
Mixed Use                              7         58,695,730      3.4
Self Storage                          12         54,615,210      3.2
Multifamily                            1          1,696,172      0.1
---------------------------------------------------------------------
TOTAL:                               169      1,731,557,625    100.0
---------------------------------------------------------------------

MORTGAGE RATE (%)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
4.9954 - 5.0000                       1        98,231,280      5.7
5.0001 - 5.2500                      16       361,993,363     20.9
5.2501 - 5.5000                      28       202,200,665     11.7
5.5001 - 5.7500                      58       767,970,310     44.4
5.7501 - 6.0000                      47       284,057,788     16.4
6.0001 - 6.2500                       4         7,556,117      0.4
6.2501 - 6.6000                       5         9,548,101      0.6
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 4.9954   Max: 6.6000   Wtd Avg: 5.4988

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
60                                    4       128,217,146      7.4
61 - 84                               3        23,229,454      1.3
85 - 120                            150     1,557,171,058     89.9
121 - 180                             2        22,939,966      1.3
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 60   Max: 180   Wtd Avg: 115

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
57 - 60                               4       128,217,146      7.4
61 - 84                               3        23,229,454      1.3
85 - 120                            151     1,578,770,479     91.2
121 - 178                             1         1,340,545      0.1
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 57   Max: 178   Wtd Avg: 112

DEBT SERVICE COVERAGE RATIOS (X)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
1.11 - 1.20                           4        20,321,731      1.2
1.21 - 1.30                          27       247,907,981     14.3
1.31 - 1.40                          30       253,276,474     14.6
1.41 - 1.50                          33       427,692,217     24.7
1.51 - 1.60                          22       252,466,389     14.6
1.61 - 1.70                          14        77,916,765      4.5
1.71 - 1.80                           6        40,254,304      2.3
1.81 - 1.90                           8        48,848,114      2.8
1.91 - 2.00                           5        31,334,736      1.8
2.01 - 2.10                           1        12,267,813      0.7
2.21 - 2.30                           3       105,796,280      6.1
2.31 - 2.50                           1         3,467,113      0.2
2.51 - 3.36                           5       210,007,708     12.1
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 1.11   Max: 3.36   Wtd Avg: 1.68

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
16.8 - 40.0                           6        11,700,377      0.7
40.1 - 45.0                           5        27,923,512      1.6
45.1 - 50.0                           7        31,286,552      1.8
50.1 - 55.0                           7        27,331,168      1.6
55.1 - 60.0                          15       383,175,510     22.1
60.1 - 65.0                          14        59,277,215      3.4
65.1 - 70.0                          26       154,799,912      8.9
70.1 - 75.0                          42       433,909,083     25.1
75.1 - 80.0                          32       348,410,322     20.1
80.1 - 81.8                           5       253,743,972     14.7
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 16.8   Max: 81.8   Wtd Avg: 69.0

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
0.6 - 25.0                            4         7,804,205      0.5
25.1 - 30.0                           2         4,887,331      0.3
30.1 - 35.0                           3        22,974,163      1.3
35.1 - 40.0                           8        30,532,843      1.8
40.1 - 45.0                           9        39,591,482      2.3
45.1 - 50.0                          11        58,696,100      3.4
50.1 - 55.0                          20       114,848,942      6.6
55.1 - 60.0                          31       539,266,266     31.1
60.1 - 65.0                          27       270,009,266     15.6
65.1 - 70.0                          33       300,784,526     17.4
70.1 - 80.2                          11       342,162,500     19.8
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 0.6   Max: 80.2   Wtd Avg: 61.8

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE    CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)    GROUP 1
-------------------------------------------------------------------
1.10 - 1.20                          16       171,917,731     9.9
1.21 - 1.30                          40       423,856,981    24.5
1.31 - 1.40                          39       303,268,974    17.5
1.41 - 1.50                          24       315,767,217    18.2
1.51 - 1.60                          13       103,696,389     6.0
1.61 - 1.70                           6        27,089,265     1.6
1.71 - 1.80                           2        10,989,304     0.6
1.81 - 1.90                           5        16,098,114     0.9
1.91 - 2.00                           4        27,334,736     1.6
2.01 - 2.10                           1        12,267,813     0.7
2.21 - 2.30                           3       105,796,280     6.1
2.31 - 2.50                           1         3,467,113     0.2
2.51 - 3.32                           5       210,007,708    12.1
-------------------------------------------------------------------
TOTAL:                              159     1,731,557,625    100.0
-------------------------------------------------------------------

Min: 1.10   Max: 3.32   Wtd Avg: 1.60

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        7

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

II. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
1,436,815 - 2,000,000                3         5,312,348      4.0
2,000,001 - 3,000,000                3         7,793,284      5.9
3,000,001 - 5,000,000                8        33,521,973     25.3
5,000,001 - 7,000,000                3        17,300,614     13.1
7,000,001 - 9,000,000                2        15,141,263     11.4
9,000,001 - 11,000,000               2        20,576,846     15.6
15,000,001 - 17,000,000              1        15,200,000     11.5
17,000,001 - 17,400,000              1        17,400,000     13.2
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 1,436,815   Max: 17,400,000   Average: 5,749,840

STATE

                                   NO. OF       AGGREGATE      % OF
                                  MORTGAGED   CUT-OFF DATE     LOAN
                                 PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------
Washington                            6         41,846,225     31.6
Texas                                 2         22,400,000     16.9
New York                              3         11,176,561      8.5
Michigan                              1         10,600,000      8.0
Delaware                              1          9,976,846      7.5
California                            2          8,928,946      6.8
   Northern California                1          5,586,690      4.2
   Southern California                1          3,342,256      2.5
Oregon                                1          6,450,000      4.9
Pennsylvania                          1          5,263,924      4.0
North Carolina                        1          4,493,726      3.4
Minnesota                             1          2,998,749      2.3
Other                                 4          8,111,350      6.1
--------------------------------------------------------------------
TOTAL:                               23        132,246,328    100.0
--------------------------------------------------------------------

PROPERTY TYPE

                                   NO. OF       AGGREGATE     % OF
                                  MORTGAGED   CUT-OFF DATE    LOAN
                                 PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------
Multifamily                          22        128,904,072     97.5
Manufactured Housing
Community                             1          3,342,256      2.5
--------------------------------------------------------------------
TOTAL:                               23        132,246,328    100.0
--------------------------------------------------------------------

MORTGAGE RATE (%)

                                   NO. OF     AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
5.1000 - 5.2500                      2        22,400,000     16.9
5.2501 - 5.5000                      3        10,819,973      8.2
5.5001 - 5.7500                      9        69,988,521     52.9
5.7501 - 6.0000                      6        17,861,273     13.5
6.0001 - 6.1980                      3        11,176,561      8.5
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 5.1000   Max: 6.1980   Wtd Avg: 5.5979

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
60                                   4        21,776,561     16.5
85 - 120                            19       110,469,767     83.5
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 60   Max: 120   Wtd Avg: 110

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
57 - 60                              4        21,776,561     16.5
85 - 120                            19       110,469,767     83.5
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 57   Max: 120   Wtd Avg: 107

DEBT SERVICE COVERAGE RATIOS (X)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
1.14 - 1.20                          3        10,118,002      7.7
1.21 - 1.30                          9        50,113,808     37.9
1.31 - 1.40                          2        10,943,726      8.3
1.41 - 1.50                          6        28,693,946     21.7
1.51 - 1.60                          2        27,376,846     20.7
1.61 - 1.64                          1         5,000,000      3.8
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 1.14   Max: 1.64   Wtd Avg: 1.38

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
42.6 - 45.0                          1         5,586,690      4.2
50.1 - 55.0                          1         3,293,094      2.5
55.1 - 60.0                          3        10,882,217      8.2
60.1 - 65.0                          2        13,319,102     10.1
65.1 - 70.0                          4        31,457,552     23.8
70.1 - 75.0                          5        43,446,866     32.9
75.1 - 80.0                          7        24,260,807     18.3
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 42.6   Max: 80.0   Wtd Avg: 69.3

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
35.7 - 40.0                          2         8,585,439      6.5
50.1 - 55.0                          4        20,204,663     15.3
55.1 - 60.0                          3        15,788,553     11.9
60.1 - 65.0                          7        55,041,401     41.6
65.1 - 70.0                          4        10,576,273      8.0
70.1 - 71.5                          3        22,050,000     16.7
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 35.7   Max: 71.5   Wtd Avg: 60.2

DEBT SERVICE COVERAGE RATIOS (AFTER IO PERIOD) (X)

                                  NO. OF      AGGREGATE      % OF
                                 MORTGAGE   CUT-OFF DATE     LOAN
                                   LOANS     BALANCE ($)   GROUP 2
------------------------------------------------------------------
1.14 - 1.20                          5        21,293,002     16.1
1.21 - 1.30                         13        82,553,808     62.4
1.31 - 1.40                          2         9,493,726      7.2
1.41 - 1.50                          2         8,928,946      6.8
1.51 - 1.51                          1         9,976,846      7.5
------------------------------------------------------------------
TOTAL:                              23       132,246,328    100.0
------------------------------------------------------------------

Min: 1.14   Max: 1.51   Wtd Avg: 1.27

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans.

                                        8

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

III. LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

MORTGAGE                                               MORTGAGE                                  PROPERTY       CUT-OFF     % OF
LOAN NO.   PROPERTY NAME                             LOAN SELLER         CITY         STATE        TYPE      DATE BALANCE   POOL
--------------------------------------------------------------------------------------------------------------------------------

    1      Soho/Tribeca Grand Portfolio                 BSCMI      New York             NY     Hospitality   $195,000,000   10.5%
    2      Crossed Investcorp Retail Portfolio (1)      BSCMI      Various           Various   Retail        $184,380,000    9.9%
    3      SBC - Hoffman Estates (2)                    BSCMI      Hoffman Estates      IL     Office        $ 98,231,280    5.3%
    4      Alexandria Portfolio                         BSCMI      Various           Various   Office        $ 89,377,738    4.8%
    5      Heinz 57 Center                            Nationwide   Pittsburgh           PA     Office        $ 66,908,068    3.6%
    6      100 Broadway (3)                             BSCMI      Elmwood Park         NJ     Retail        $ 34,600,000    1.9%
    7      Riverdale Crossing (4)                        WFB       Coon Rapids          MN     Retail        $ 33,200,000    1.8%
    8      Hickory Point Mall                            WFB       Forsyth              IL     Retail        $ 33,047,625    1.8%
    9      Grande Shopping Center (5)                    PCF       Rio Grande           NJ     Retail        $ 32,000,000    1.7%
   10      91-31 Queens Boulevard (6)                 Nationwide   Elmhurst             NY     Office        $ 26,250,000    1.4%
--------------------------------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGES                                                                           $792,994,711   42.5%
--------------------------------------------------------------------------------------------------------------------------------

                                                                                        U/W
                                                                                        DSCR   CUT-OFF   BALLOON/
MORTGAGE                                              ROOMS /      LOAN PER     U/W    AFTER     DATE       ARD
LOAN NO.   PROPERTY NAME                                 SF       ROOM / SF    DSCR      IO      LTV        LTV
-----------------------------------------------------------------------------------------------------------------

    1      Soho/Tribeca Grand Portfolio                    566   $344,522.97   2.79x   2.79x    55.7%      55.7%
    2      Crossed Investcorp Retail Portfolio (1)   1,646,782   $    111.96   1.46x   1.46x    80.2%      80.2%
    3      SBC - Hoffman Estates (2)                 1,690,214   $    118.61   2.27x   2.27x    59.2%      59.2%
    4      Alexandria Portfolio                        334,080   $    267.53   1.26x   1.26x    73.0%      61.7%
    5      Heinz 57 Center                             698,986   $     95.72   1.40x   1.40x    70.6%      59.5%
    6      100 Broadway (3)                            149,085   $    232.08   1.52x   1.25x    79.5%      72.7%
    7      Riverdale Crossing (4)                      328,521   $    101.06   1.50x   1.20x    81.8%      72.8%
    8      Hickory Point Mall                          824,102   $     40.10   1.36x   1.36x    75.1%      62.9%
    9      Grande Shopping Center (5)                  305,799   $    104.64   1.59x   1.28x    79.0%      68.9%
   10      91-31 Queens Boulevard (6)                   84,393   $    311.04   1.88x   1.54x    68.2%      59.8%
-----------------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGES                                             1.88X   1.83X    69.3%      65.3%
-----------------------------------------------------------------------------------------------------------------

(1)  The Crossed Investcorp Retail Portfolio is a $184,380,000 first mortgage loan secured by 2 cross-collateralized, cross-defaulted portfolios comprised of 8 anchored retail properties in Ohio and Indiana

(2)  The subject $98,231,280 mortgage loan represents a 49% pari passu portion of a $200,472,000 mortgage loan. All LTV, DSCR and Loan per SF numbers shown above are based on the total $200,472,000 financing.

(3)  The loan is interest only for the initial 48 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(4)  The loan is interest only for the initial 36 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(5)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(6)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

                                        9

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

IV. COLLATERAL DESCRIPTION

                                  5 YEAR LOANS

          MORTGAGE
MORTGAGE    LOAN                                                                        CUT-OFF DATE  % OF TOTAL
LOAN NO.   SELLER   PROPERTY NAME                CITY             STATE  PROPERTY TYPE     BALANCE       POOL
----------------------------------------------------------------------------------------------------------------

     4      BSCMI   SBC - Hoffman Estates        Hoffman Estates    IL   Office         $ 98,231,280     5.3%
    22       WFB    Smithridge Plaza             Reno               NV   Retail         $ 16,840,866     0.9%
    40       PMCF   Eastland Village             Harper Woods       MI   Multifamily    $ 10,600,000     0.6%
    62       PCF    Coventry Health Corporation  San Antonio        TX   Office         $  7,060,000     0.4%
    72       PCF    112 Magnolia Drive           Georgetown         KY   Retail         $  6,085,000     0.3%
   102      BSCMI   1226 Sherman Avenue          Bronx              NY   Multifamily    $  4,291,001     0.2%
   117      BSCMI   3041 Holland Avenue          Bronx              NY   Multifamily    $  3,592,466     0.2%
   123      BSCMI   3031 Holland Avenue          Bronx              NY   Multifamily    $  3,293,094     0.2%
----------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                             $149,993,707     8.0%
----------------------------------------------------------------------------------------------------------------

                                                                                  REM.
MORTGAGE              LOAN PER          DSCR POST   CUT-OFF  BALLOON/  REM. IO   TERM TO
LOAN NO.   UNITS/SF    UNIT/SF    DSCR  IO PERIOD  DATE LTV  ARD LTV     TERM   MATURITY
----------------------------------------------------------------------------------------

     4    1,690,214  $   118.61  2.27x    2.27x      59.2%     59.2%     57        57
    22      138,494  $   121.60  1.33x    1.33x      72.0%     66.9%     NAP       57
    40          284  $37,323.94  1.47x    1.21x      74.4%     70.4%      9        57
    62       79,198  $    89.14  1.91x    1.91x      58.8%     58.8%     57        57
    72       88,408  $    68.83  2.28x    2.28x      58.5%     58.5%     58        58
   102           65  $66,015.40  1.19x    1.19x      59.2%     55.4%     NAP       58
   117           55  $65,317.57  1.14x    1.14x      58.4%     54.6%     NAP       58
   123           55  $59,874.44  1.21x    1.21x      53.9%     50.5%     NAP       58
----------------------------------------------------------------------------------------
                                 2.01X    1.99X      61.5%     60.4%               57
----------------------------------------------------------------------------------------

                                  7 YEAR LOANS

          MORTGAGE
MORTGAGE    LOAN                                                                            CUT-OFF DATE  % OF TOTAL
LOAN NO.   SELLER   PROPERTY NAME                      CITY           STATE  PROPERTY TYPE     BALANCE       POOL
--------------------------------------------------------------------------------------------------------------------

   15       NLIC    Brentwood Towne Square             Brentwood        PA   Retail          $21,599,421     1.2%
   32       WFB     50 North La Cienega Building       Beverly Hills    CA   Office          $12,267,813     0.7%
   36       WFB     Columbia Square Shopping Center I  Kennewick        WA   Retail          $11,163,152     0.6%
   61       WFB     Springhill Suites - Peoria         Peoria           IL   Hospitality     $ 7,066,302     0.4%
   86       WFB     4401 Wilshire Boulevard            Los Angeles      CA   Office          $ 5,000,000     0.3%
--------------------------------------------------------------------------------------------------------------------
                    TOTAL/WEIGHTED AVERAGES                                                  $57,096,688     3.1%
--------------------------------------------------------------------------------------------------------------------

                                                                                  REM.
MORTGAGE              LOAN PER          DSCR POST   CUT-OFF  BALLOON/  REM. IO   TERM TO
LOAN NO.  SF/ ROOMS   SF/ ROOM    DSCR  IO PERIOD  DATE LTV  ARD LTV     TERM   MATURITY
----------------------------------------------------------------------------------------

   15     196,757    $   109.78  1.50x    1.50x      75.3%     64.8%      0        102
   32      74,950    $   163.68  2.04x    2.04x      41.2%     34.7%     NAP       104
   36     102,704    $   108.69  1.31x    1.31x      68.4%     61.5%     NAP        81
   61         124    $56,986.31  1.36x    1.36x      73.6%     57.9%     NAP        76
   86      41,730    $   119.82  1.50x    1.27x      72.5%     67.8%      21        81
----------------------------------------------------------------------------------------
                                 1.56X    1.54X      66.2%     57.1%                93
----------------------------------------------------------------------------------------

                                       10

                          $1,637,817,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR11

V. SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

                                                  WHETHER NOTE IS HELD
                         RELATED NOTES IN LOAN         BY SERIES
PROPERTY NAME          GROUP (ORIGINAL BALANCE)  2006-PWR11 TRUST FUND  HOLDER OF NOTE
--------------------------------------------------------------------------------------

SBC - Hoffman Estates  Senior A Notes (pari passu with each other)
                             $102,240,720                  No             MSCI Series
                                                                         2006 - TOP21
                              $98,231,280                 Yes           BSCMSI Series
                                                                         2006 - PWR11
                       Subordinate B Note
                                  N/A                     N/A                 N/A
--------------------------------------------------------------------------------------

                       WHETHER NOTE IS LEAD
                          SERVICER FOR THE     CURRENT MASTER SERVICER  CURRENT SPECIAL SERVICER FOR
PROPERTY NAME          ENTIRE LOAN GROUP (2)  FOR SECURITIZED NOTE (3)      SECURITIZED NOTE (4)
----------------------------------------------------------------------------------------------------

SBC - Hoffman Estates
                               Yes            Well Fargo Bank,              ARCap Servicing, Inc.
                                              National Association
                                No            Well Fargo Bank,              ARCap Servicing, Inc.
                                              National Association

                               N/A            N/A                                   N/A
----------------------------------------------------------------------------------------------------

(1)  This table only includes those loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

                                       11

               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

                                    [GRAPHIC]

                                       12

               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

                                      [MAP]

                                       13

               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $195,000,000
CUT-OFF DATE BALANCE:            $195,000,000
FIRST PAYMENT DATE:              10/01/2005
INTEREST RATE:                   5.03250%
AMORTIZATION TERM:               Interest Only
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   09/01/2015
EXPECTED MATURITY BALANCE:       $195,000,000
SPONSOR:                         Hartz Mountain Industries,
                                 Inc.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 49-payment lockout from the
                                 first payment date, with U.S.
                                 Treasury defeasance for the
                                 following 70 payments, and
                                 open to prepayment without
                                 premium on the maturity date.
CUT-OFF DATE BALANCE PER ROOM:   $344,523
UP-FRONT RESERVES:               RE Taxes:    $984,521
                                 Insurance:   $198,375
                                 FF&E:        $221,046
ONGOING RESERVES:                RE Taxes:    $328,174 / month
                                 Insurance:   $58,143 / month
                                 FF&E:        $221,046 / month
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Hospitality
PROPERTY SUB-TYPE:               Full Service
LOCATION:                        New York, NY
YEAR BUILT/RENOVATED:            1996 & 2000 / NAP
PORTFOLIO OCCUPANCY (AS OF):     82.1% (T-12 - 12/31/2005)
PORTFOLIO ADR (AS OF):           $334.70 (T-12 - 12/31/2005)
PORTFOLIO REVPAR (AS OF):        $274.63 (T-12 - 12/31/2005)
TOTAL ROOMS:                     566
THE COLLATERAL:                  Two full-service hotels located
                                 in New York, New York.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Self Managed
MOST RECENT NOI:                 $29,676,689
2ND RECENT NOI:                  $24,651,354
3RD RECENT NOI:                  $19,951,016
U/W NET OP. INCOME:              $30,772,162
U/W NET CASH FLOW:               $27,797,299
APPRAISED VALUE (AS OF):         $350,000,000 (08/01/2005)
CUT-OFF DATE LTV RATIO:          55.7%
LTV RATIO AT MATURITY:           55.7%
U/W DSCR:                        2.79x
U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

THE SOHO/TRIBECA GRAND PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "Soho/Tribeca Grand Portfolio Loan") is a
$195,000,000 first mortgage loan secured by the borrowers' fee simple interest in the Soho Grand Hotel and the Tribeca Grand Hotel, both located in New York,
New York.

     THE BORROWER. The borrowers, Tribeca Grand Hotel, Inc. and Soho Grand
Hotel, Inc., are single purpose entities that own no material assets other than the mortgaged properties and related interests. The Boards of Directors of the borrowers are each structured with two independent directors. Non-consolidation opinions were delivered at origination. The sponsor, Hartz Mountain Industries,
Inc., is an owner of commercial real estate in the United States and is solely owned by Mr. Leonard Stern. Mr. Stern has been involved in real estate management and development since 1966 and, according to Forbes Magazine 2005
Rankings, has a net worth of over $2.5 billion. Hartz Mountain Industries, Inc.
currently owns and operates 200 buildings and 35 million square feet of office, retail, hotel and industrial properties throughout New York and New Jersey.

     THE PROPERTIES. The Soho Grand is a 17-story, 363-room, full-service hotel built in 1996 and located in the Soho District of Manhattan. The property features 2,489 square feet of meeting space, a fitness room, a business center, lounges and restaurants. The Tribeca Grand is an 8-story, 203-room, full-service hotel built in 2000 and located in the Tribeca District of Manhattan. The property features 4,433 square feet of meeting space, a fitness room, a business center, a 100-seat screening room, lounges and restaurants. Both properties are currently undergoing room renovations which are funded by the FF&E reserve being collected.

                                       14

More specific information about each property is set forth in the tables below:

    PROPERTY       LOCATION    YEAR BUILT/ RENOVATED  ROOMS    U/W NCF    "AS-IS" APPRAISED VALUE
-------------------------------------------------------------------------------------------------

Soho Grand       New York, NY       1996 / NAP         363   $19,047,866       $239,000,000
Tribeca Grand    New York, NY       2000 / NAP         203   $ 8,749,433       $111,000,000
-------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO                                        566   $27,797,299       $350,000,000
-------------------------------------------------------------------------------------------------

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

            COMPETITIVE SET                 SOHO GRAND              PENETRATION FACTOR
      ---------------------------  ---------------------------  -------------------------
YEAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR   REVPAR
-----------------------------------------------------------------------------------------

2001    71.3%    $223.42  $159.27    81.4%    $274.80  $223.80    114.2%   123.0%  140.5%
2002    77.0%    $255.53  $196.68    81.8%    $260.28  $212.92    106.2%   101.9%  108.3%
2003    77.1%    $239.43  $184.66    82.6%    $253.68  $209.44    107.0%   106.0%  113.4%
2004    79.2%    $280.66  $222.31    82.7%    $289.53  $239.46    104.4%   103.2%  107.7%
2005    83.8%    $319.13  $267.51    81.8%    $337.75  $276.41     97.6%   105.8%  103.3%

(1)  The above table is based on data provided by STR Reports. The 2001 and 2002 competitive set data is based on different competitive sets than 2003-2005 data.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

            COMPETITIVE SET               TRIBECA GRAND             PENETRATION FACTOR
      ---------------------------  ---------------------------  -------------------------
YEAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR     REVPAR  OCCUPANCY   ADR    REVPAR
-----------------------------------------------------------------------------------------

2001    70.4%    $218.90  $154.15    73.0%    $243.16  $177.42   103.7%    111.1%  115.1%
2002    77.0%    $255.53  $196.68    79.1%    $239.24  $189.21   102.7%     93.6%   96.2%
2003    77.1%    $239.43  $184.66    81.0%    $231.13  $187.26   105.0%     96.5%  101.4%
2004    79.2%    $280.66  $222.31    77.9%    $281.50  $219.33    98.4%    100.3%   98.7%
2005    83.8%    $319.13  $267.51    82.4%    $322.60  $265.92    98.3%    101.1%   99.4%

(1)  The above table is based on data provided by STR Reports. The 2001 and 2002 competitive set data is based on different competitive sets than 2003-2005 data.

                                   COMPETITIVE SET
                         ----------------------------------
          PROPERTY       LOCATION       ROOMS   DATE OPENED
-----------------------------------------------------------
W Hotel New York Times
   Square                New York, NY     507     12/2001
SOHO GRAND HOTEL         NEW YORK, NY     363     08/1996
W Hotel Union Square     New York, NY     270     11/2000
Preferred Dream Hotel    New York, NY     220     06/1904
70 Park Avenue Hotel     New York, NY     205     06/1929
TRIBECA GRAND            NEW YORK, NY     203     05/2000
The Muse                 New York, NY     200     08/2000
Royalton Hotel           New York, NY     168     12/1988
Morgans Hotel            New York, NY     113     06/1985
60 Thompson              New York, NY      98     01/2001
-----------------------------------------------------------
TOTAL COMPETITIVE SET                   2,347
-----------------------------------------------------------

(1)  The above table is based on data provided by the December 2005 STR Reports.

     Due to the increasing number of condo conversions of hotel rooms, the overall New York hotel market supply decreased slightly in 2005 by approximately
0.8%. This decrease was higher in the luxury hotel market segment, which decreased by 3.7%. Per Smith Travel Research, the RevPAR for hotel rooms remained strong, yielding a 16.6% increase in 2005 RevPAR for the overall New
York hotel market and an 18.8% increase in 2005 RevPAR for the New York luxury hotel market segment.

     PROPERTY MANAGEMENT. The properties are self managed by the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. After the 49th payment date, the borrower is permitted to obtain a release of an individual property subject to certain conditions set forth in the mortgage loan documents, including, among others, i) defeasance of an amount equal to 120% of the allocated loan amount, ii) certain DSCR and LTV tests and iii) the borrower delivers rating agency confirmation of no downgrade of the ratings on the certificates.

                                       15

           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

                                    [GRAPHIC]

                                       16

           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

                                      [MAP]

                                       17

           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Acquisition
ORIGINAL BALANCE:                $184,380,000
CUT-OFF DATE BALANCE:            $184,380,000
FIRST PAYMENT DATE:              03/01/2006
INTEREST RATE:                   5.54900%
AMORTIZATION TERM:               Interest Only
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   02/01/2016
EXPECTED MATURITY BALANCE:       $184,380,000
SPONSORS:                        Investcorp Properties Limited, Investcorp
                                 International, Inc. and Casto
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 94 payments, and open to prepayment without
                                 premium thereafter through the maturity date
                                 (No lockout as to the release of the HH Greg
                                 Parcel in connection with the borrower's
                                 release option).
CUT-OFF DATE BALANCE PER SF:     $111.96
UP-FRONT RESERVES:               RE Taxes:       $472,600
                                 Replacement:    $20,705
                                 Other:(1)       $2,524,000
                                 Other:(2)       $1,062,688 (LOC)
ONGOING RESERVES:                RE Taxes:       $206,729 / month
                                 Insurance:(3)   Springing
                                 Replacement:    $20,705 / month
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          2 Crossed Portfolios
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Ohio (7 props.) & Indiana (1 prop.)
YEAR BUILT/RENOVATED:            Various - See Table
PERCENT LEASED (AS OF):          99.3% (10/2005)
NET RENTABLE AREA:               1,646,782
THE COLLATERAL:                  Two cross-collateralized, cross-defaulted
                                 portfolios comprised of 8 anchored retail
                                 properties in Ohio and Indiana
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Summit Realty Group Ltd.
MOST RECENT NOI:                 $15,100,939
2ND RECENT NOI:                  $14,180,980
3RD RECENT NOI:                  NAP
U/W NET OP. INCOME:              $15,873,612
U/W NET CASH FLOW:               $15,156,663
APPRAISED VALUE (AS OF):         $229,800,000 (10/2005 & 11/2005)
CUT-OFF DATE LTV RATIO:          80.2%
LTV RATIO AT MATURITY:           80.2%
U/W DSCR:                        1.46x
U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  At origination, $2,424,000 (five years of rent and reimbursements) was escrowed for the dark Service Merchandise at the Coldwater Crossing property. An additional $100,000 was escrowed due to Old Country Buffet vacating their space at the Coldwater Crossing property. No income or value was attributed to Old Country Buffet.

(2)  The borrower posted a letter of credit in the amount of $1,062,688 at origination for the Mattress Mart at the Taylor Square property which is currently being built out for the tenant.

(3)  Borrower is not required to make insurance deposits so long as the mortgage loan is not in default and evidence of insurance payments is provided to lender.

THE CROSSED INVESTCORP RETAIL PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "Crossed Investcorp Retail Portfolio
Loan") is a $184,380,000 first mortgage loan secured by the borrowers' fee simple interest in 2 cross-collateralized, cross-defaulted portfolios comprised of 8 anchored retail properties in Ohio and Indiana.

     THE BORROWER. The borrowers, OH Retail LL, LLC and OH Retail II LL, LLC, are each single purpose entities each of which owns no material assets other than the related mortgaged properties and related interests. The managing member of the borrowers is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrowers are sponsored by Investcorp Properties Limited, Investcorp International, Inc.
(collectively "Investcorp") and Casto. Since 1995, Investcorp has acquired 152 properties, totaling approximately $4.7 billion in value. Investcorp currently has $1.8 billion of property under management. Investcorp's current portfolio includes approximately 18.7 million square feet of retail properties in Ohio,
Alabama, Florida, Illinois, North Carolina, and Indiana. Casto, a minority interest holder in the properties, is a privately held, fully integrated real estate services firm with a real estate portfolio that includes retail, residential, office, industrial, restaurant, hotel and mixed use properties in six states.

                                       18

     THE PROPERTIES. The Crossed Investcorp Retail Portfolio is comprised of two cross-collateralized, cross-defaulted portfolios comprising 8 anchored retail properties in Ohio and Indiana. The properties are all located in suburban, in-fill locations with strong demographics and high traffic counts. The properties were all built between 1989 and 2003. The properties are tenanted by a wide range of national and regional tenants and have an average occupancy of
99.3%. With over 100 tenants in the portfolio, no single tenant is responsible for more than 12% of the total net rentable area of the portfolio. Approximately
33% of the portfolio net rentable area is leased to investment grade rated tenants or their affiliates.

     More specific information about each property is set forth in the tables below:

                                                                           ALLOCATED
                                                                         CUT-OFF LOAN                                    APPRAISED
PROPERTY                     LOCATION            YEAR BUILT/ RENOVATED      BALANCE       NRSF    LEASED    U/W NCF        VALUE
-----------------------------------------------------------------------------------------------------------------------------------

Coldwater Crossing           Fort Wayne, IN     1989/1992 / NAP          $ 34,420,000    331,945    96%   $ 3,012,262  $ 42,900,000
Tuttle Crossing              Dublin, OH            1995 / NAP            $ 28,880,000    232,018   100%   $ 2,321,284  $ 36,000,000
Western Hills Marketplace    Cincinnati, OH       1998 / 2001            $ 19,260,000    127,645   100%   $ 1,646,632  $ 24,000,000
Tri County Marketplace       Springdale, OH        1998 / NAP            $ 13,560,000     74,246   100%   $ 1,100,559  $ 16,900,000
PORTFOLIO 1 TOTAL /
   WTD. AVG.                                                             $ 96,120,000    765,854    98%   $ 8,080,737  $119,800,000
Taylor Square                Reynoldsburg, OH    2000, 2001, 2003 / NAP  $ 55,000,000    570,201   100%   $ 4,218,937  $ 70,000,000
Governors Plaza              Cincinnati, OH    1994 / 2000 / NAP         $ 18,000,000    153,587   100%   $ 1,505,993  $ 21,500,000
Kings Mall II                Mason, OH             1990 / NAP            $  8,750,000     67,484   100%   $   804,899  $ 10,500,000
Montgomery Crossing          Cincinnati, OH        1994 / NAP            $  6,510,000     89,656   100%   $   546,096  $  8,000,000
PORTFOLIO 2 TOTAL /
   WTD. AVG.                                                             $ 88,260,000    880,928   100%   $ 7,075,925  $110,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                              $184,380,000  1,646,782    99%   $15,156,662  $229,800,000
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              % OF
                                                                                       U/W BASE    % OF    PORTFOLIO
                                                        % OF       % OF                 RENT ($  PROPERTY     U/W
                                              TENANT  PROPERTY  PORTFOLIO   U/W BASE      PER    U/W BASE     BASE       LEASE
PROPERTY                LARGEST TENANT         NRSF     NRSF       NRSF       RENT       NRSF)     RENT       RENT    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

PORTFOLIO 1
Coldwater Crossing      Regal Cinemas         67,298     20%        4%     $1,093,596   $16.25      33%        6%     04/30/2024
Tuttle Crossing         Best Buy              58,420     25%        4%     $  598,805   $10.25      23%        4%     01/31/2011
Western Hills           Dick's Clothing and
   Marketplace          Sporting Goods        50,104     39%        3%     $  587,720   $11.73      32%        3%     01/31/2014
Tri County Marketplace  Comp USA              29,146     39%        2%     $  495,482   $17.00      39%        3%     08/31/2013
PORTFOLIO 2
Taylor Square           Wal-Mart             204,394     36%       12%     $1,373,532   $ 6.72      29%        8%     01/31/2020
Governors Plaza         Kohls Department
                        Store                 80,684     53%        5%     $  625,301   $ 7.75      39%        4%     01/31/2020
Kings Mall II           PetsMart              27,559     41%        2%     $  366,816   $13.31      38%        2%     01/31/2013
Montgomery Crossing     Hobby Lobby           52,500     59%        3%     $  328,125   $ 6.25      49%        2%     12/31/2014

                           LEASE ROLLOVER SCHEDULE (1)

            # OF LEASES  TOTAL SF  % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF  AVERAGE BASE RENT PER
YEAR          EXPIRING   EXPIRING     EXPIRING       SF EXPIRING      SF EXPIRING         SF EXPIRING
----------------------------------------------------------------------------------------------------------

  Vacant         --        14,783         1%             14,783             1%                   --
   2006          15        26,297         2%             41,080             2%               $16.20
   2007           8        29,490         2%             70,570             4%               $13.22
   2008          29       167,857        10%            238,427            14%               $10.65
   2009           8        76,983         5%            315,410            19%               $14.33
   2010          21       190,259        12%            505,669            31%               $11.19
   2011           5        87,659         5%            593,328            36%               $10.85
   2012           7        75,534         5%            668,862            41%               $12.88
   2013           4        69,955         4%            738,817            45%               $14.88
   2014           8       232,232        14%            971,049            59%               $10.20
   2015          --            --         --            971,049            59%                   --
Thereafter       12       675,733        41%          1,646,782           100%               $ 8.69

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

PROPERTY MANAGEMENT. The properties are managed by Summit Realty Group Ltd., an affiliate of the borrowers.

ADDITIONAL INDEBTEDNESS. Not Allowed.

GROUND LEASE. None.

                                       19

     RELEASE OF PARCELS. The borrowers are permitted to obtain a release of any individual property during the term of the mortgage loan subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price equal to 108% of the allocated loan amount for the applicable property and the satisfaction of certain LTV and DSCR tests.
The DSCR immediately after the release is required to equal or exceed the greater of (i) 1.41x, (ii) the DSCR at the time of any previous release, and
(iii) the DSCR of all the properties immediately preceding the release. The LTV immediately after the release may not exceed the lesser of (i) 80.2%, (ii) the
LTV at the time of any previous release, and (iii) the LTV for all the properties immediately preceding the release.

     The borrowers are also permitted to release the HH Gregg Parcel at the
Montgomery Crossing property subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price equal to $1,800,000.

     SUBSTITUTION OF PROPERTIES. Not Allowed.

                                       20

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       21

                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

                                    [GRAPHIC]

                                       22

                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

                                      [MAP]

                                       23

                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Acquisition
ORIGINAL BALANCE:(1)             $98,231,280
CUT-OFF DATE BALANCE:(1)         $98,231,280
FIRST PAYMENT DATE:              01/01/2006
INTEREST RATE:                   4.99540%
AMORTIZATION TERM:               Interest Only
ARD:                             Yes
ANTICIPATED REPAYMENT DATE:      12/01/2010
MATURITY DATE:                   12/01/2035
EXPECTED ARD BALANCE:(1)         $98,231,280
SPONSOR:                         Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:            30/360
CALL PROTECTION:                 35-payment lockout from the first payment date,
                                 with the greater of 1% or yield maintenance for
                                 the following 23 payments, and open to
                                 prepayment without premium thereafter through
                                 the maturity date.

CUT-OFF DATE BALANCE PER         $118.61
SF:(1)
UP-FRONT RESERVES:               None
ONGOING RESERVES:(2)             RE Taxes:      Springing
                                 Insurance:     Springing
                                 Replacement:   Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING(S/F):(3)           BBB- / BBB-
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        Hoffman Estates, IL
YEAR BUILT/RENOVATED:            1989, 1992 & 1999 / 1995
PERCENT LEASED (AS OF):          100.0% (03/01/2006)
NET RENTABLE AREA:               1,690,214
THE COLLATERAL:                  Three, multi-story class A office buildings
                                 located in Hoffman Estates, Illinois.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Inland American Office Management LLC
MOST RECENT NOI:                 NAP
2ND RECENT NOI:                  NAP
3RD RECENT NOI:                  NAP
U/W NET OP. INCOME:              $22,682,967
U/W NET CASH FLOW:               $22,682,967
APPRAISED VALUE (AS OF):         $338,900,000 (09/15/2005)
CUT-OFF DATE LTV RATIO:(1)       59.2%
LTV RATIO AT ARD:(1)             59.2%
U/W DSCR:(1)                     2.27x
U/W DSCR POST IO:(1)             NAP
--------------------------------------------------------------------------------

(1)  The subject $98,231,280 loan represents a 49.0% pari passu portion of a
     $200,472,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $200,472,000 financing.

(2)  Borrower is not required to make tax deposits so long as evidence of tax payments is provided to lender. Borrower is not required to make insurance deposits so long as there is approved insurance in place and evidence of insurance payments is provided to lender. Borrower is not required to make replacement reserve deposits so long as the loan is not in default and evidence of property maintenance is provided to lender.

(3)  Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that the SBC - Hoffman Estates Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB-" / "BBB-", respectively.

THE SBC - HOFFMAN ESTATES LOAN.

     THE LOAN. The third largest loan (the "SBC - Hoffman Estates Loan") is a
$98,231,280 pari passu first mortgage loan secured by the borrower's fee simple interest in the SBC - Hoffman Estates located in Hoffman Estates, Illinois (the
"SBC Property"). The 51% pari passu portion ($102,240,720) of the first mortgage was securitized in the MSCI 2006-TOP21 transaction. The pooling and servicing agreement from MSCI 2006-TOP21 will control both pari passu first mortgage loans.

     THE BORROWER. The borrower is MB Hoffman Estates, L.L.C., a Delaware limited liability company that owns no material assets other than the SBC
Property. The borrower is indirectly controlled by Inland American Real Estate
Trust, Inc. ("Inland American") and Minto Holdings, Inc. Inland American, an
affiliate of The Inland Group, Inc., is a newly formed REIT which went public in
August 2005. The recourse obligations of the borrower under the non-recourse carveout provisions of the SBC-Hoffman Estates Loan are currently guaranteed by
Inland Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30,
2005, IWEST reported approximately $7.6 billion in total assets and approximately $3.7 billion in stockholders' equity. The Inland Group, Inc.
together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

                                       24

     THE PROPERTY. The SBC Property is a 1,690,214 square foot regional headquarters and corporate campus for SBC Communications, Inc. (rated A/A2/A by
Fitch/Moody's/S&P). The SBC Property is located in Hoffman Estates, Illinois, a suburb of Chicago. The property consists of three class 'A' buildings, which include a four-story single-tenant building, a six-story single-tenant office building, and a single-story single-tenant convention center, in addition to two bi-level parking structures encompassing 2,800 total parking spaces. SBC
Property amenities include structured parking, newly constructed gym facilities and a full service cafeteria. The property has immediate access to I-90, a major highway that travels northwest from the Chicago CBD and intersects I-290 approximately 5 miles east of the property. Hoffman Estates and the surrounding area maintain a number of large users and/or single tenant office buildings tenanted by such firms as Sears, American Express, Zurich Insurance,
TransAmerica, Motorola and others. The SBC Property is 100% leased to SBC
Services, Inc. (and guaranteed by SBC Communications, Inc.) under a triple net lease expiring in August 2016. On November 18th, 2005, SBC Communications
acquired AT&T Corp. to create the largest telecommunication company in the
United States. The new company is known as AT&T Inc. and provides international voice services in 240 countries and linking 400 carriers around the world.

     More specific information about the property is set forth in the tables below:

                                                                                      % OF TOTAL      ANNUALIZED
                            CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/         TENANT                 UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                MOODY'S/S&P)(1)      NRSF     % OF NRSF   BASE RENT ($)     BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

SBC Communications, Inc.        A/A2/A       1,690,214      100%      $23,145,885        100%           $13.69      08/31/2016
Other Tenants                    NAP                 0        0%      $         0          0%           $ 0.00          NAP
Vacant Space                     NAP                 0        0%      $         0          0%           $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       1,690,214      100%      $23,145,885        100%           $13.69
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF                                 CUMULATIVE
             LEASES      TOTAL SF   % OF TOTAL SF    TOTAL SF    CUMULATIVE % OF   AVERAGE BASE RENT
   YEAR      EXPIRING    EXPIRING      EXPIRING      EXPIRING      SF EXPIRING      PER SF EXPIRING
----------------------------------------------------------------------------------------------------

  Vacant        --             --          --               --          --                   --
   2006         --             --          --               --          --                   --
   2007         --             --          --               --          --                   --
   2008         --             --          --               --          --                   --
   2009         --             --          --               --          --                   --
   2010         --             --          --               --          --                   --
   2011         --             --          --               --          --                   --
   2012         --             --          --               --          --                   --
   2013         --             --          --               --          --                   --
   2014         --             --          --               --          --                   --
   2015         --             --          --               --          --                   --
Thereafter       1      1,690,214         100%       1,690,214         100%              $13.69
----------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover at the property. The information in the table is based on the lease.

     PROPERTY MANAGEMENT. The SBC Property is managed by Inland American Office
Management LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       25

                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

                                    [GRAPHIC]

                                       26

                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

                                      [MAP]

                                       27

                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $89,580,000
CUT-OFF DATE BALANCE:            $89,377,738
FIRST PAYMENT DATE:              02/01/2006
INTEREST RATE:                   5.73350%
AMORTIZATION TERM:               360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   01/01/2016
EXPECTED MATURITY BALANCE:       $75,500,561
SPONSOR:                         Alexandria Real Estate Equities, Inc.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 26-payment lockout from the first payment date,
                                 with the greater of 1% or yield maintenance for
                                 the following 90 payments, and open to
                                 prepayment without premium thereafter through
                                 the maturity date. (No lockout as to the
                                 release of the Nancy Ridge property in
                                 connection with the tenant's exercise of their
                                 purchase option.)
CUT-OFF DATE BALANCE PER SF:     $267.53
UP-FRONT RESERVES:               Replacement:      $5,568
ONGOING RESERVES:                RE Taxes:(1)      Springing
                                 Insurance:(1)     Springing
                                 Replacement:      $5,568 / month
                                 TI/LC:(1)         Springing
                                 Ground Rent:(1)   Springing
                                 Other:(2)(3)      Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Office/Lab/R&D
LOCATION:                        Various - See Table
YEAR BUILT/RENOVATED:            Various - See Table
PERCENT LEASED (AS OF):          94.5% (12/01/2005)
NET RENTABLE AREA:               334,080
THE COLLATERAL:                  Four properties comprising 6 buildings, located
                                 in California and Massachusetts.
OWNERSHIP INTEREST:              Fee (3 props.) & Leasehold (1 prop.)
PROPERTY MANAGEMENT:             Alexandria Management, Inc.
MOST RECENT NOI:                 $10,143,499
2ND RECENT NOI:                  $7,376,854
3RD RECENT NOI:                  $3,766,986
U/W NET OP. INCOME:              $8,364,435
U/W NET CASH FLOW:               $7,891,763
APPRAISED VALUE (AS OF):         $122,450,000 (10/2005 & 11/2005)
CUT-OFF DATE LTV RATIO:          73.0%
LTV RATIO AT MATURITY:           61.7%
U/W DSCR:                        1.26x
U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  The borrowers are not required to make tax and insurance deposits so long as evidence of tax and insurance payments are provided to lender and a
     Lockbox Trigger Event has not occurred. The borrowers are not required to make TI/LC deposits so long as evidence of eligible rollover expense payments (as defined in the loans documents) is provided to lender, a
     Lockbox Trigger Event has not occurred, and Alexandria Real Estate
     Equities, Inc. guarantees the Borrower's payment obligations. In the event
     TI/LC deposits are required, the deposit will be in the amount of $33,333 per month subject to a cap of $2,000,000. The borrower is not required to make ground rent deposits so long as, upon request of the Lender, evidence of ground rent payments is provided to lender and a Lockbox Trigger Event has not occurred. A Lockbox Trigger Event is defined as (i) an event of default, (ii) the bankruptcy or insolvency of borrower, or (iii) the aggregate DSCR for the preceding six (6) months annualized shall be less than 1.10x, as reasonably determined by Lender.

(2)  Subsequent to a Lockbox Trigger Event and either (i) 12 months prior to the expiration of the Telik Lease, (ii) Telik enters into bankruptcy or is insolvent, or (iii) Telik vacates its premises prior to the expiration of its lease, the borrower shall be required to make reserve deposits in accordance with the loan agreement.

(3)  Subsequent to a Lockbox Trigger Event and either (i) 12 months prior to the expiration of the Amylin Lease, (ii) Amylin enters into bankruptcy or is insolvent, or (iii) Amylin vacates its premises prior to the expiration of its lease, the borrower shall be required to make reserve deposits in accordance with the loan agreement.

THE ALEXANDRIA PORTFOLIO LOAN.

     THE LOAN. The fourth largest loan (the "Alexandria Portfolio Loan") is a
$89,580,000 first mortgage loan secured by the borrower's fee and leasehold interest in four office properties located in California and Massachusetts (the
"Alexandria Portfolio Properties").

     THE BORROWER. The borrowers, ARE-SD Region No. 19, LLC, ARE-SD Region No.
20, LLC, ARE-San Francisco No. 24, LLC, ARE-MA Region No. 27, LLC are single purpose entities that own no material assets other than the Alexandria Portfolio
Properties and related interests. The borrowers are single member Delaware limited liability companies structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Alexandria Real Estate Equities, Inc. (NYSE: ARE), a real estate investment trust focused principally on the ownership, operation, management, acquisition and development of properties containing office/laboratory space. Alexandria
Real Estate Equities, Inc. owns and operates properties in California,
Washington, District of Columbia, Massachusetts, New Jersey and Pennsylvania. As
of December 31, 2005, Alexandria Real Estate Equities, Inc.'s portfolio consisted of 136 properties comprising approximately 8.9 million square feet of office/laboratory space.

                                       28

     THE PROPERTIES. The Alexandria Portfolio Properties consist of 4 office properties comprising 334,080 square feet, located in California and
Massachusetts. Two of the properties are located in San Diego, California, one in Palo Alto, California, and one in Lexington, Massachusetts. Three of the
properties are single-tenant, while one property has 5 tenants. On a combined basis, the portfolio is approximately 94.5% leased and the build-out is approximately 44% lab space. All four properties in the portfolio have undergone substantial renovations and retrofitting within the past five years.

     More specific information about each property is set forth in the tables below:

                                                YEAR       ALLOCATED
                                               BUILT/       CUT-OFF    OWNERSHIP                                   APPRAISED
PROPERTY                     LOCATION        RENOVATED   LOAN BALANCE   INTEREST    NRSF   % LEASED    U/W NCF       VALUE
-----------------------------------------------------------------------------------------------------------------------------

Towne Center                 San Diego, CA  1987 / 2000   $39,430,768     Fee     139,038     87%    $3,468,589  $ 52,000,000
Porter                       Palo Alto, CA  1965 / 2003   $23,606,578  Leasehold   91,644    100%    $2,040,149  $ 33,750,000
Nancy Ridge                  San Diego, CA  1987 / 2001   $13,220,083     Fee      56,698    100%    $1,173,955  $ 18,600,000
Hartwell                     Lexington, MA  1972 / 2004   $13,120,309     Fee      46,700    100%    $1,209,071  $ 18,100,000
-----------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                               $89,377,738             334,080     95%    $7,891,763  $122,450,000
-----------------------------------------------------------------------------------------------------------------------------

                                                                                               % OF       % OF
                                                   % OF      % OF                  U/W BASE  PROPERTY  PORTFOLIO
                                         TENANT  PROPERTY  PORTFOLIO   U/W BASE    RENT ($   U/W BASE   U/W BASE    LEASE
PROPERTY      LARGEST TENANT              NRSF     NRSF       NRSF       RENT     PER NRSF)    RENT      RENT     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Towne Center  Amylin Pharmaceuticals     86,764     62%       26%     $2,459,091    $28.34      71%       26%     01/31/2015
Porter        Telik, Inc.                91,644    100%       27%     $3,284,535    $35.84     100%       34%     05/31/2014
Nancy Ridge   Arena Pharmaceuticals      56,698    100%       17%     $1,393,899    $24.58     100%       15%     12/29/2018
Hartwell      OSI Pharmaceuticals, INC.  46,700    100%       14%     $1,424,350    $30.50     100%       15%     10/31/2014

                           LEASE ROLLOVER SCHEDULE (1)

             # OF                              CUMULATIVE
             LEASES   TOTAL SF  % OF TOTAL SF   TOTAL SF   CUMULATIVE % OF  AVERAGE BASE RENT
   YEAR     EXPIRING  EXPIRING    EXPIRING      EXPIRING     SF EXPIRING     PER SF EXPIRING
---------------------------------------------------------------------------------------------

  Vacant       --       18,252        5%          18,252           5%                 --
    MTM         1          226        0%          18,478           6%                 --
   2006         2       23,302        7%          41,780          13%             $27.56
   2007        --           --       --           41,780          13%                 --
   2008        --           --       --           41,780          13%                 --
   2009         1       10,494        3%          52,274          16%             $34.61
   2010        --           --       --           52,274          16%                 --
   2011        --           --       --           52,274          16%                 --
   2012        --           --       --           52,274          16%                 --
   2013        --           --       --           52,274          16%                 --
   2014         2      138,344       41%         190,618          57%             $34.04
   2015         1       86,764       26%         277,382          83%             $28.34
Thereafter      1       56,698       17%         334,080         100%             $24.58

(1)  The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The properties are managed by Alexandria Management,
Inc., an affiliate of the borrowers.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     RELEASE OF PROPERTIES. The borrowers are permitted to obtain a release of no more than two properties during the term of the loan subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release premium in excess of the allocated loan amount
(except for the Nancy Ridge Property) and satisfaction of certain LTV and DSCR requirements. The release premiums range from 14%-26%, depending on which property is released. The DSCR immediately after the release must be greater than or equal to the lower of 1.20x (1.25x for the second release) or the DSCR immediately preceding the release. The LTV immediately after the release must be less than or equal to the lower of 80% (75% for the second release) or the LTV immediately preceding the release but in no event less than 60%.

     SUBSTITUTION OF PROPERTIES. The borrowers are permitted to substitute no more than two individual properties with replacement properties that are also an office/laboratory or an office property if (i) the DSCR of the portfolio, after giving effect to the substitution, is not less than the greater of the DSCR as of the date of origination of the loan and immediately before the substitution,
(ii) the net operating income for the replacement property does not show a downward trend in the last three years and is not less than the net operating income for the substituted property in the last twelve months, (iii) the replacement property's DSCR is not less than the substituted property's DSCR in the last twelve months, (iv) if the replacement property is a single tenant property, the tenant must have comparable credit quality and financial strength as the substituted property's tenant and (v) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the certificates.

                                       29

                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

                                    [GRAPHIC]

                                       30

                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

                                      [MAP]

                                       31

                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            NLIC
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $67,000,000
CUT-OFF DATE BALANCE:            $66,908,068
FIRST PAYMENT DATE:              03/01/2006
INTEREST RATE:                   5.69000%
AMORTIZATION TERM:               360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   02/01/2016
EXPECTED MATURITY BALANCE:       $56,390,270
SPONSORS:                        William C. Rudolph, James A.
                                 Rudolph and Charles S. Perlow
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 91 payments, and open to prepayment without
                                 premium thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:     $95.72
UP-FRONT RESERVES:(1)            Other:       $372,469
ONGOING RESERVES:(2)             RE Taxes:    Springing
                                 Insurance:   Springing
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        Pittsburgh, Pennsylvania
YEAR BUILT/RENOVATED:            1913 / 1994, 1999
PERCENT LEASED (AS OF):          96.8% (01/27/2006)
NET RENTABLE AREA:               698,986
THE COLLATERAL:                  14-story, Class A office building located in
                                 Pittsburgh, Pennsylvania.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             McKnight Property Management, LLC
MOST RECENT NOI: (3)             $6,782,804
2ND RECENT NOI:                  $6,779,067
3RD RECENT NOI:                  $4,973,089
U/W NET OP. INCOME:              $6,887,198
U/W NET CASH FLOW:               $6,514,491
APPRAISED VALUE (AS OF):         $94,750,000 (12/15/2005)
CUT-OFF DATE LTV RATIO:          70.6%
LTV RATIO AT MATURITY:           59.5%
U/W DSCR:                        1.40x
U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  Lender will require an escrow in the amount of $372,469, the rental obligation borrower is required to pay under the Alpern Rosenthal at Warner
     Center through October 31, 2006.

(2)  Per Escrow Waiver side letter, payment of monthly escrows for Real Estate
     Taxes and Insurance Premiums shall not be required so long as i) 623
     Smithfield Associates, Ltd., a Pennsylvania limited partnership, remains the vested title; ii) no event of default exists; iii) such payments are paid on or before due dates and evidence of such payment is promptly forwarded to Lender; and iv) the standard lease form has not been altered.

(3)  Most recent NOI represents nine months ending September 30, 2005, annualized.

THE HEINZ 57 CENTER LOAN.

     THE LOAN. The fifth largest loan (the "Heinz 57 Center Loan") is a
$67,000,000 first mortgage loan secured by the borrower's fee interest in a
14-story, 698,986 square foot office building with ground level retail (the
"Heinz 57 Center Property") located in Pittsburgh, Pennsylvania.

     THE BORROWER. The borrower, 623 Smithfield Associates, Ltd., a Pennsylvania limited partnership (the "Heinz 57 Center Borrower"), is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The Heinz 57 Center Borrower has one independent director and a non-consolidation opinion was delivered at closing. The general partner is P.R.
623 GP, Inc.; and the limited partners are Rudolph Property, Inc., Perlow
Properties, Inc., and PR Realty Group LTD. The sponsors are William C. Rudolph,
James A. Rudolph and Charles S. Perlow.

     THE PROPERTY. The Heinz 57 Center Property is a 14-story, 698,986 square foot office building with ground level retail. The Heinz 57 Center Loan is located at 339-357 Sixth Avenue in Pittsburgh, Pennsylvania. The Heinz 57 Center
Property is centrally located in Pittsburgh's business district, positioned approximately one block north of Pittsburgh's retail/financial district, one block east of Pittsburgh's cultural district and two blocks west of Pittsburgh's government district. The Heinz 57 Center Property is accessible by all six major routes into downtown Pittsburgh Parkway West (I-279), Parkway East (I-376),
Parkway North (I-579/279), Route 28/East Ohio Street, West Liberty Avenue (Route
19 South) and Route 51. The Heinz 57 Center Property is connected via skywalk to the Smithfield/Liberty Garage, which has 616 parking spaces. Across from the
Heinz 57 Center Property is the Mellon Square Garage, which has capacity for
1,100 cars. The Heinz 57 Center Property also has multiple access points to
Pittsburgh's public transportation system with bus stops on two sides of the
Heinz 57 Center Property and a subway stop approximately two blocks away.

                                       32

     SIGNIFICANT TENANTS: As of January 27, 2006, the Heinz 57 Center was
approximately 96.8% leased by 13 tenants.

     The H.J. Heinz Company (rated A- by S&P) leases 276,705 square feet (39.6%
of the NRSF) under a lease expiring July 2021. The property serves as the North
American headquarters for the H.J. Heinz Company. The Heinz Company produces thousands of consumer products. Heinz controls 60% of the U.S. ketchup retail market and its leading brands include Ore-Ida Frozen Potatoes and Bagel Bites.

     Burlington Coat Factory occupies 140,289 square feet (20.1% of the NRSF) on a lease expiring March 2024. Burlington Coat Factory Warehouse Corporation
(NYSE: BCF) and its subsidiaries operate a chain of department stores offering a range of merchandise through two segments, apparel and home products. The company operates over 350 department stores nationwide.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES                       % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVG. RENT PER SF
   YEAR      ROLLING   TOTAL SF EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING         EXPIRING
----------------------------------------------------------------------------------------------------------

  Vacant        --           22,529              3%           22,529            3%                 --
   2006          1            1,300              0%           23,829            3%             $20.00
   2007          1           19,161              3%           42,990            6%             $10.00
   2008         --               --             --            42,990            6%                 --
   2009          2           10,570              2%           53,560            8%             $16.57
   2010          3          108,372             16%          161,932           23%             $ 9.72
   2011          2           45,306              6%          207,238           30%             $18.55
   2012          1            1,050              0%          208,288           30%             $25.00
   2013         --               --             --           208,288           30%                 --
   2014          2            4,958              1%          213,246           31%             $12.67
   2015          3           61,926              9%          275,172           39%             $17.00
Thereafter       3          423,814             61%          698,986          100%             $17.88

The following table presents certain information relating to the major tenants at the Heinz 57 Property:

                                                                            % OF TOTAL     ANNUALIZED
                          CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Heinz North America        BBB/Baa1/A-    276,705    40%    $ 6,947,349         63%          $25.11      07/31/2021
Burlington Coat Factory      --/--/--     140,289    20%    $   600,000          5%          $ 4.28      03/31/2024
Port Authority               --/--/--      70,575    10%    $   834,653          8%          $11.83      06/30/2010
Alpern Rosenthal             --/--/--      61,926     9%    $ 1,052,742         10%          $17.00      08/31/2015
Duquesne Club                --/--/--      36,417     5%    $   189,260          2%          $ 5.20      05/31/2010
HUD                          --/--/--      28,500     4%    $   660,547          6%          $23.18      01/07/2011
UPMC (1)                     --/--/--      23,626     3%    $   210,173          2%          $ 8.90      05/31/2011
Barnes & Noble               --/--/--      19,161     3%    $   191,610          2%          $10.00      01/31/2007
Eckerd                       --/--/--      10,570     2%    $   175,130          2%          $16.57      10/31/2009
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    667,769    96%    $10,861,464         99%          $16.27
-------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP          8,688     1%    $   145,060          1%          $16.70        Various
Vacant Space                   NAP         22,529     3%    $         0          0%          $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    698,986   100%    $11,006,524        100%          $16.27
-------------------------------------------------------------------------------------------------------------------

(1)  UPMC Lease maintains two leases at the subject. Lease 1 is for 16,806 square feet expiring in May 2011. Lease 2 is for 6,820 square feet expiring in November 2025.

     PROPERTY MANAGEMENT. The Heinz 57 Center Property is managed by the
McKnight Property Management, LLC.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       33

                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY

                                    [GRAPHIC]

                                       34

                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY

                                      [MAP]

                                       35

                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            BSCMI
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $34,600,000
CUT-OFF DATE BALANCE:            $34,600,000
FIRST PAYMENT DATE:              02/01/2006
INTEREST RATE:                   5.53100%
AMORTIZATION TERM:               Months 1-48: Interest Only
                                 Months 49-120: 360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   01/01/2016
EXPECTED MATURITY BALANCE:       $31,626,021
SPONSOR:                         Acadia Realty Limited Partnership
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 26-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 91 payments, and open to prepayment without
                                 premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:     $232.08
UP-FRONT RESERVES:               RE Taxes:       $112,957
                                 Replacement:    $1,864
                                 TI/LC:          $3,583
ONGOING RESERVES:                RE Taxes:       $37,652 / month
                                 Insurance:(1)   Springing
                                 Replacement:    $1,864 / month
                                 TI/LC:          $3,583 / month
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Elmwood Park, NJ
YEAR BUILT/RENOVATED:            1950 / 2002
PERCENT LEASED (AS OF):          97.9% (11/29/2005)
NET RENTABLE AREA:               149,085
THE COLLATERAL:                  A grocery-anchored retail center located in
                                 Elmwood Park, New Jersey.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Self Managed
MOST RECENT NOI:                 $3,183,102
2ND RECENT NOI:                  $3,178,182
3RD RECENT NOI:                  $3,155,329
U/W NET OP. INCOME:              $3,038,608
U/W NET CASH FLOW:               $2,952,689
APPRAISED VALUE (AS OF):         $43,500,000 (11/04/2005)
CUT-OFF DATE LTV RATIO:          79.5%
LTV RATIO AT MATURITY:           72.7%
U/W DSCR:                        1.52x
U/W DSCR POST IO:                1.25x
--------------------------------------------------------------------------------

(1)  Borrower is not required to make insurance deposits so long as there is an approved blanket policy for general liability and property insurance in place, the loan is not in default and evidence of insurance payments is provided to lender.

THE 100 BROADWAY LOAN.

     THE LOAN. The sixth largest loan (the "100 Broadway Loan") is a $34,600,000 first mortgage loan secured by the borrower's fee simple interest in the 100
Broadway property located in Elmwood Park, New Jersey.

     THE BORROWER. The borrower, RD Elmwood Associates, L.P., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Acadia Realty Limited Partnership, is an affiliate of
Acadia Realty Trust (NYSE: AKR). Acadia Realty Trust, headquartered in White
Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers. All of Acadia Realty Trust's assets are held by, and all its operations are conducted through, Acadia Realty Limited Partnership and its subsidiaries.
Acadia Realty Limited Partnership currently owns (or has interests in) and operates 71 properties totaling approximately 10 million square feet, located in the Northeast, Mid-Atlantic and Midwest United States.

     THE PROPERTY. 100 Broadway is a 149,085 square foot anchored retail center located on Broadway (Route 4) in Elmwood Park, New Jersey. The property is 97.9%
leased to 18 tenants and is comprised of three buildings (two owned and one ground leased outparcel). The property is near densely-populated residential communities in Bergen County, which is located immediately across the Hudson
River from New York City. Broadway (Route 4) is an east/west thoroughfare that connects to the Garden State

                                       36

Parkway approximately 1 mile to the east of the property. The property is anchored by a Pathmark grocery store built in 2002 and a Walgreens drug store.
Investment grade rated tenants or their affiliates occupy approximately 27% of the collateral's total square footage. Walgreens reported trailing 12 month sales through September 2004 of $321 per square foot. The average sales for the trailing 12 months through September 2004 for those tenants that reported sales was $280 per square foot.

     More specific information about the property is set forth in the tables below:

                                                                                % OF TOTAL     ANNUALIZED
                             CREDIT RATING                       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Pathmark Stores, Inc.           --/--/--       47,773    32%     $  955,460         29%          $20.00      11/30/2017
Walgreens Eastern Co.           --/Aa3/A+      14,837    10%     $  435,000         13%          $29.32      04/30/2061
Valley National Bank            --/--/A-       11,750     8%     $  107,573          3%          $ 9.16      05/31/2014
Washington Mutual                A/A3/A-       10,320     7%     $  253,444          8%          $24.56      01/31/2007
Dollar Paradise Inc.            --/--/--        9,592     6%     $  209,106          6%          $21.80      05/31/2015
Kay Bee Toy & Hobby Shops       --/--/--        7,325     5%     $  146,500          4%          $20.00      12/31/2007
United Retail Inc               --/--/--        6,240     4%     $  134,160          4%          $21.50      01/31/2008
Elite Wear, Inc.                --/--/--        5,069     3%     $  160,799          5%          $31.72      09/30/2008
Updated Inc.                    --/--/--        4,895     3%     $  112,585          3%          $23.00      09/30/2013
Payless Shoes                  --/Ba3/BB-       4,434     3%     $  106,407          3%          $24.00      10/31/2006
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        122,235    82%     $2,621,032         80%          $21.44
-----------------------------------------------------------------------------------------------------------------------

Other Tenants                     NAP          23,774    16%     $  669,232         20%          $28.15        Various
Vacant Space                      NAP           3,076     2%     $        0          0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        149,085   100%     $3,290,264        100%          $22.53
-----------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF                                CUMULATIVE
              LEASES    TOTAL SF   % OF TOTAL SF    TOTAL SF    CUMULATIVE % OF   AVERAGE BASE RENT
YEAR         EXPIRING   EXPIRING      EXPIRING      EXPIRING      SF EXPIRING      PER SF EXPIRING
---------------------------------------------------------------------------------------------------

  Vacant        --        3,076          2%            3,076            2%                 --
   2006          1        4,434          3%            7,510            5%              24.00
   2007          4       23,186         16%           30,696           21%              24.06
   2008          6       23,001         15%           53,697           36%              27.39
   2009         --           --         --            53,697           36%                 --
   2010         --           --         --            53,697           36%                 --
   2011         --           --         --            53,697           36%                 --
   2012         --           --         --            53,697           36%                 --
   2013          2        8,268          6%           61,965           42%              25.81
   2014          1       11,750          8%           73,715           49%               9.16
   2015          2       12,760          9%           86,475           58%              22.30
Thereafter       2       62,610         42%          149,085          100%              22.21

(1)  The above table represents the rollover at the property. The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is self managed by the borrower.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     GROUND LEASE. An out parcel of land is owned as part of the collateral and is ground leased to Valley National Bank until May 31, 2014. Valley National
Bank owns the improvements.

     RELEASE OF PARCELS. Not Allowed.

                                       37

                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING

                                   [GRAPHIC]

                                       38

                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING

                                     [MAP]

                                       39

                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $33,200,000
CUT-OFF DATE BALANCE:            $33,200,000
FIRST PAYMENT DATE:              12/01/2005
INTEREST RATE:                   5.22000%
AMORTIZATION TERM:               Months 1-36: Interest Only
                                 Months 37-120: 360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   11/01/2015
EXPECTED MATURITY BALANCE:       $29,573,697
SPONSORS:                        Jerome L. Hertel, Gary C. Janisch
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 47-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 69 payments, and open to prepayment without
                                 premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:     $101.06
UP-FRONT RESERVES:               Insurance       $43,522
                                 Other:(1)       $2,358,000
ONGOING RESERVES:                RE Taxes: (2)   $62,585 / month
                                 Insurance:      $4,532 / month
                                 TI/LC: (3)      Springing
LOCKBOX: (4)                     Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Coon Rapids, MN
YEAR BUILT/RENOVATED:            1990, 1998 / 2005
PERCENT LEASED (AS OF):          94.3% (01/20/2006)
NET RENTABLE AREA:               328,521
THE COLLATERAL:                  6 single-story buildings serving as an anchored
                                 retail center with 30 tenants located in Coon
                                 Rapids, Minnesota.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             H.J. Development, Inc.
MOST RECENT NOI:                 $1,819,864
2ND MOST RECENT NOI:             $1,723,880
3RD MOST RECENT NOI:             $3,395,870
U/W NET OP. INCOME:              $2,814,058
U/W NET CASH FLOW:               $2,636,259
APPRAISED VALUE (AS OF):         $40,600,000 (09/01/2005)
CUT-OFF DATE LTV RATIO:          81.8%
LTV RATIO AT MATURITY:           72.8%
U/W DSCR:                        1.50x
U/W DSCR POST IO:                1.20x
--------------------------------------------------------------------------------

(1)  A reserve of $2,358,000 was required at close to fund a $1,700,000 Letter of Credit to be held as additional collateral until the property has been stabilized, and a $658,000 multi-tenant rent and leasing cost reserve for new tenants that are not yet open and paying rent.

(2)  Additional monthly real estate tax impounds in an amount to be determined shall be waived as long as Wal-Mart remains in occupancy, paying taxes and providing proof of timely payments, and the lease remains in full force.

(3)  Borrower is required to deposit $950,000, or a Letter of Credit in the same amount, in the event Cub Foods has not satisfactorily extended or renewed the Cub Foods Lease by April 1, 2010. Additionally, borrower is required to deposit $850,000, or a Letter of Credit in the same amount, in the event
     Wal-Mart has not satisfactorily extended or renewed the Wal-Mart Lease by
     May 1, 2010.

(4)  Lockbox will spring hard in the event the borrower acquires mezzanine financing.

THE RIVERDALE CROSSING LOAN.

     THE LOAN. The seventh largest loan (the "Riverdale Crossing Loan") is a
$33,200,000 first mortgage loan secured by the borrower's fee simple interest in the Riverdale Crossing located in Coon Rapids, Minnesota (the "Riverdale
Crossing Property").

     THE BORROWER. The borrower, Riverdale 2005, LLC, Ken Properties, LLC, and
C.J. Offerman, LLC, as tenants in common, each are single purpose entities that own no material assets other than the mortgaged property and related interests.
A non-consolidation opinion was delivered at origination. The Riverdale Crossing
Borrower is sponsored by Jerome L. Hertel and Gary C. Janisch. Jerome L. Hertel
and Gary C. Janisch are both founding partners of H.J. Development, Inc. and report a combined net worth of approximately $28.5 million. Hertel and Janisch each has over 23 years of commercial real estate investment experience. H.J.
Development, Inc. currently has a portfolio valued at over $141 million, and consisting of 13 retail properties totaling over 858,000 square feet.

     THE PROPERTY. The Riverdale Crossing Property is a 328,521 square foot, six building anchored retail center located on a 35.7-acre parcel of land in Coon
Rapids, Minnesota. The property is 94.3% leased to 30 tenants. The property is anchored by a

                                       40

114,086 square foot Wal-Mart and a 73,000 Cub Foods grocery store. Anchor tenants make up 56.9% of the net rentable area and 42.4% of the total contract rent at the property. The property was originally built in 1990 and 1998, and received a $4.2 million exterior renovation in 2005 that updated the property facade, lighting, landscaping and added a new monument sign.

More specific information about the Riverdale Crossing Property is set forth in the tables below:

                       CREDIT RATING OF PARENT COMPANY (1)

                                                                    COLLATERAL
ANCHOR      PARENT COMPANY          (FITCH/MOODY'S/S&P)     GLA      INTEREST
------------------------------------------------------------------------------
Wal-Mart    Wal-Mart Stores, Inc.       AA/Aa2/AA         114,086       Yes
Cub Foods   SUPERVALU INC.             BBB/Baa3/BBB        73,000       Yes
------------------------------------------------------------------------------
TOTAL                                                     187,086
------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVG. RENT PER
YEAR           ROLLING     TOTAL SF EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING      SF EXPIRING
-----------------------------------------------------------------------------------------------------------

  Vacant          --             15,281              5%           15,281            5%                --
   2006            2              9,969              3%           25,250            8%            $12.12
   2007            3              8,396              3%           33,646           10%            $18.79
   2008            6             16,236              5%           49,882           15%            $17.85
   2009            3              8,806              3%           58,688           18%            $19.11
   2010            5            195,282             59%          253,970           77%            $ 7.10
   2011            4             11,026              3%          264,996           81%            $16.08
   2012            1              8,000              2%          272,996           83%            $12.00
   2013           --                 --             --           272,996           83%                --
   2014            1              3,600              1%          276,596           84%            $18.67
   2015            1              3,000              1%          279,596           85%            $20.00
Thereafter         4             48,925             15%          328,521          100%            $ 8.95

(1)  The above table represents the rollover at the property through year-end
     2015 and thereafter. The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the Riverdale Crossing Property:

                                                                  ANNUALIZED     % OF TOTAL     ANNUALIZED
                           CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                              (FITCH/                     % OF    BASE RENT     UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME               MOODY'S/S&P)(1)   TENANT NRSF   NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Wal-Mart                      AA/Aa2/AA       114,086      35%    $  574,993         19%          $ 5.04      11/09/2010
Cub Foods                   BBB/Baa3/BBB       73,000      22%    $  679,630         23%          $ 9.31      10/22/2010
The Tile Shop                 --/--/--         24,349       7%    $  176,530          6%          $ 7.25      06/30/2016
Fashion Bug                   --/--/--          8,910       3%    $   98,010          3%          $11.00      01/31/2006
Discount Tire                 --/--/--          8,766       3%    $  120,000          4%          $13.69      01/31/2025
Fitness 19                    --/--/--          8,521       3%    $   78,744          3%          $ 9.24      07/31/2016
Northwestern Book Store       --/--/--          8,000       2%    $   96,000          3%          $12.00      08/31/2012
Hirschfields                  --/--/--          7,289       2%    $   62,467          2%          $ 8.57      01/31/2016
Blockbuster Video             --/--/--          6,000       2%    $  108,000          4%          $18.00      06/30/2007
Mattress Giant                --/--/--          6,000       2%    $  125,460          4%          $20.91      02/05/2009
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        264,921      81%    $2,119,834         72%          $ 8.00
------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP            48,319      15%    $  840,514         28%          $17.40        Various
Vacant Space                    NAP            15,281       5%    $        0          0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        328,521     100%    $2,960,348        100%          $ 9.45
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     PROPERTY MANAGEMENT. The Riverdale Crossing Property is managed by H.J.
Development, Inc., which is an affiliate of the Riverdale Crossing Borrower.

                                       41

     ADDITIONAL INDEBTEDNESS. If Wal-Mart requests that Riverdale Crossing
Borrower commence the construction of the Expansion, the Riverdale Crossing
Borrower may obtain additional mezzanine indebtedness which may be secured by member's limited liability company membership interests in the respective
Riverdale Crossing Borrower ("Pledged Equity Interests") subject, but not limited to the following provisions: (i) The LTV of the mezzanine debt and the
Riverdale Crossing Loan shall not exceed 90%; (ii) a DSCR of not less than
1.05x; (iii) the holder of the mezzanine debt ("Holder") is an institutional lender satisfying Rating Agency criteria and shall have executed an
Intercreditor and Subordination Agreement in recordable form satisfactory to
Lender and each Rating Agency.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       42

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       43

                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL

                                   [GRAPHIC]

                                       44

                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL

                                     [MAP]

                                       45

                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            WFB
LOAN PURPOSE:                    Acquisition
ORIGINAL BALANCE:                $33,150,000
CUT-OFF DATE BALANCE:            $33,047,625
FIRST PAYMENT DATE:              01/01/2006
INTEREST RATE:                   5.85000%
AMORTIZATION TERM:               360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   12/01/2015
EXPECTED MATURITY BALANCE:       $27,690,441
SPONSORS:                        CBL & Associates Limited
                                 Partnership
INTEREST CALCULATION:            30/360
CALL PROTECTION:                 27-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 89 payments, and open to prepayment without
                                 premium thereafter through maturity.
CUT-OFF DATE BALANCE PER SF:     $40.10
UP-FRONT RESERVES:               None
ONGOING RESERVES: (1)            RE Taxes:      Springing
                                 Insurance:     Springing
                                 TI/LC:         Springing
                                 Replacement:   Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Regional Mall
LOCATION:                        Forsyth, IL
YEAR BUILT/RENOVATED:            1977 / 2000
PERCENT LEASED (AS OF):          91.5% (10/17/2005)
NET RENTABLE AREA:               824,102
THE COLLATERAL:                  A regional mall anchored by Bergners, JCPenney,
                                 Sears, Kohl's and Von Maur located in Forsyth,
                                 Illinois.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             CBL & Associates Management, Inc.
MOST RECENT NOI:                 $3,625,589
2ND MOST RECENT NOI:             $3,611,698
3RD MOST RECENT NOI:             $4,019,808
U/W NET OP. INCOME:              $3,613,967
U/W NET CASH FLOW:               $3,197,067
APPRAISED VALUE (AS of):         $44,000,000 (10/06/2005)
CUT-OFF DATE LTV RATIO:          75.1%
LTV RATIO AT MATURITY:           62.9%
U/W DSCR:                        1.36x
U/W DSCR POST IO:                NAP
--------------------------------------------------------------------------------

(1)  Borrower is not required to make monthly RE Tax, Insurance, TI/LC or CapEx deposits unless and until the earliest of: (i) the occurrence of a default;
     (ii) the DSCR is less then 1.30x; or (iii) any assignment of borrower's obligations under the mortgage documents to, and assumption of such obligations by, a successor borrower.

THE HICKORY POINT MALL LOAN.

     THE LOAN. The eighth largest loan (the "Hickory Point Mall Loan") is a
$33,150,000 first mortgage loan secured by the borrower's fee simple interest in the Hickory Point Mall located in Forsyth, Illinois (the "Hickory Point Mall
Property").

     THE BORROWER. The borrower is Hickory Point, LLC, a limited liability company (the "Hickory Point Mall Borrower") that owns no material asset other than the Hickory Point Mall Property and related interests. A non-consolidation opinion was delivered at origination. The Hickory Point Mall Borrower is 100%
owned by CBL & Associates Limited Partnership and CBL & Associates Management,
Inc.

     THE PROPERTY. The Hickory Point Mall Property is an 824,102 square foot regional mall located in Forsyth, Illinois. The property is approximately 91.5%
leased to 74 tenants. The Hickory Point Mall Property is anchored by Bergners,
JCPenney, Sears, Kohl's and Von Maur.

                                       46

More specific information about Hickory Point Mall Property is set forth in the tables below:

                                       CREDIT RATING OF
                                     PARENT COMPANY (1)
ANCHOR    PARENT COMPANY             (FITCH/MOODY'S/S&P)    GLA    COLLATERAL INTEREST
--------------------------------------------------------------------------------------

Bergners  Saks Inc.                        B/B2/B+        125,455         Yes(2)
JCPenney  JCPenney Company, Inc.        BBB-/Ba1/BB+      100,659         Yes
Sears     Sears Holding Corporation      BB/Ba1/BB+       100,149         Yes(2)
Kohl's    Kohl's Corporation               A/A3/A-         90,500         Yes(2)
Von Maur  Von Maur Inc.                   --/--/--         83,280         Yes(2)
--------------------------------------------------------------------------------------
TOTAL                                                     500,043
--------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The tenant is under a ground lease from the borrower.

                           LEASE ROLLOVER SCHEDULE (1)

              # OF
             LEASES                     % OF TOTAL SF  CUMULATIVE  CUMULATIVE % OF SF  AVG. RENT PER SF
   YEAR     ROLLING  TOTAL SF EXPIRING     EXPIRING     TOTAL SF        EXPIRING           EXPIRING
-------------------------------------------------------------------------------------------------------

  Vacant       --          70,439             9%          70,439            9%                  --
    MTM         1           2,354             0%          72,793            9%              $ 7.65
   2006         3           3,842             0%          76,635            9%              $24.84
   2007        17          56,251             7%         132,886           16%              $12.76
   2008         6         107,529            13%         240,415           29%              $ 4.11
   2009         7         102,698            12%         343,113           42%              $ 4.02
   2010        12         214,140            26%         557,253           68%              $ 4.83
   2011         2           3,982             0%         561,235           68%              $19.39
   2012         8          27,317             3%         588,552           71%              $10.91
   2013         4           8,150             1%         596,702           72%              $18.60
   2014         4          17,329             2%         614,031           75%              $13.76
   2015         4           7,793             1%         621,824           75%              $20.31
Thereafter      5         202,278            25%         824,102          100%              $ 1.65

(1)  The above table represents the rollover at the property through year-end
     2015 and thereafter. The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the Hickory Point Mall Property:

                                                                                % OF TOTAL    ANNUALIZED
                            CREDIT RATING                         ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                               (FITCH/       TENANT              UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
TENANT NAME                MOODY'S/S&P)(1)    NRSF   % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Bergners                       B/B2/B+      125,455      15%      $        0         0%         $ 0.00     01/31/2010
JCPenney                     BBB-/Ba1/BB+   100,659      12%      $  344,406         9%         $ 3.42     10/31/2008
Sears                         BB/Ba1/BB+    100,149      12%      $   30,000         1%         $ 0.30     10/31/2028
Kohl's                         A/A3/A-       90,500      11%      $  110,000         3%         $ 1.22     01/31/2019
Von Maur                       --/--/--      83,280      10%      $    7,500         0%         $ 0.09     03/05/2009
Hickory Point 12 Theatres      --/--/--      28,580       3%      $  228,648         6%         $ 8.00     12/31/2010
Old Navy                    BBB-/Baa3/BBB-   20,361       2%      $  185,489         5%         $ 9.11     02/28/2010
MC Sports                      --/--/--      15,992       2%      $  159,920         4%         $10.00     12/31/2007
Advance Auto                   --/--/--      15,586       2%      $  133,040         3%         $ 8.54     08/31/2010
Kirlin's Hallmark              --/--/--       8,894       1%      $  115,622         3%         $13.00     12/31/2010
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      589,456      72%      $1,314,625        33%         $ 2.23
---------------------------------------------------------------------------------------------------------------------

Other Tenants                  --/--/--     164,207      20%      $2,661,529        67%         $16.21       Various
Vacant Space                   --/--/--      70,439       9%      $        0         0%         $ 0.00         NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      824,102     100%      $3,976,154       100%         $ 5.28
---------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                       47

     PROPERTY MANAGEMENT. The Hickory Point Mall Property is managed by CBL &
Associates Management, Inc., which is an affiliate of the Hickory Point Mall
Borrower.

     ADDITIONAL INDEBTEDNESS. The Hickory Point Mall Borrower is permitted to incur future unsecured subordinate debt from affiliates of the Hickory Point
Mall Borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered; (ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase of leasing of equipment; (iii) the intercompany debt does not exceed 5% of the outstanding principal balance of the Hickory Point Mall Loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS. With lender's prior consent, the Hickory Point Mall
Borrower may obtain the release of any parcel of land at the property subject to certain conditions set forth in the mortgage loan documents, including (i) the parcel to be released is not occupied by a tenant, (ii) the rent for which has not formed the basis for the lender's underwriting of the loan.

                                       48

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       49

                  MORTGAGE LOAN NO. 9 - GRANDE SHOPPING CENTER

                                    [GRAPHIC]

                                       50

                  MORTGAGE LOAN NO. 9 - GRANDE SHOPPING CENTER

                                      [MAP]

                                       51

                  MORTGAGE LOAN NO. 9 -- GRANDE SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            PCF
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $32,000,000
CUT-OFF DATE BALANCE:            $32,000,000
FIRST PAYMENT DATE:              01/01/2006
INTEREST RATE:                   5.21000%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120: 360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   12/01/2015
EXPECTED MATURITY BALANCE:       $27,890,201
SPONSORS:                        William T. Juliano and Thomas E. Juliano
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 27-payment lockout from the first payment date,
                                 with U.S. Treasury defeasance for the following
                                 91 payments, and open to prepayment with
                                 premium thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF:     $104.64
UP-FRONT RESERVES:               RE Taxes:   $58,896
                                 TI/LC:(1)   $1,400,000
                                 Other:(2)   $135,000
ONGOING RESERVES:                RE Taxes:   $29,448 / month
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Rio Grande, NJ
YEAR BUILT/RENOVATED:            2005 / NAP
PERCENT LEASED (AS OF):          96.6% (02/13/2006)
NET RENTABLE AREA:               305,799
THE COLLATERAL:                  Anchored retail center located in Rio Grande,
                                 New Jersey.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Delco Development, LLC
MOST RECENT NOI:                 NAP
2ND RECENT NOI:                  NAP
3RD RECENT NOI:                  NAP
U/W NET OP. INCOME:              $2,756,051
U/W NET CASH FLOW:               $2,692,268
APPRAISED VALUE (AS OF):         $40,500,000 (12/01/2005)
CUT-OFF DATE LTV RATIO:          79.0%
LTV RATIO AT MATURITY:           68.9%
U/W DSCR:                        1.59x
U/W POST IO DSCR:                1.28x
--------------------------------------------------------------------------------

(1)  The TI/LC escrow also consists of $1,400,000 to be held until the tenant improvements and leasing commission are complete and Sun National Bank and one other inline tenant take occupancy and begin paying rent so that the total annual triple net rents from tenants in occupancy for the property are at least $2,751,080. Lender has agreed to release $700,000 of these funds once the total annual triple net rents from tenants in occupancy for the property are at least $2,681,080. In the event the escrow is not released within two years of closing, Lender may use these funds to pay down the outstanding principal with yield maintenance premium.

(2)  This upfront reserve consists of a $135,000 for Occupancy Reserve to be held until Boaters World takes occupancy and starts paying rent.

THE GRANDE SHOPPING CENTER LOAN.

     THE LOAN. The ninth largest loan (the "Grande Shopping Center Loan") as evidenced by the Secured Promissory Note (the "Grande Shopping Center Note") is
secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the "Grande Shopping Center Mortgage") encumbering the
305,799 square foot, multi-tenant, grocery anchored, retail center known as
Grande Shopping Center, located in Rio Grande, New Jersey (the "Grande Shopping
Center Property").

     THE BORROWER. The borrower is Delco LLC (aka. Delco, LLC), a New Jersey limited liability company (the "Grande Shopping Center Borrower") that owns and manages approximately 500,000 square feet of retail space other than the Grande
Shopping Center along with four hotels. William T. Juliano (60.0% ownership interest in the Grande Shopping Center) and Thomas E. Juliano (40.0% ownership interest in the Grande Shopping Center Property) are the sponsors of Grande
Shopping Center Loan. Combined, the two sponsors have 40 years of real estate experience with commercial real estate development backgrounds.

     THE PROPERTY. Rio Grande Center Property is a newly constructed anchored retail center that contains two, single story, brick buildings for a total of
305,799 square feet of net rentable area. Rio Grande Center Property is anchored by Giant of Maryland LLC-

                                       52

Giant Foods (ground lease) and Lowe's Home Centers, Inc. (ground lease) and includes 2 pad sites. The total fee simple square footage of the property is
107,308 square feet. The project is situated on 32.65 acres of land and is zoned for commercial use. The parking is provided for 1,359 vehicles (4.28/1,000 square feet). Rio Grande Center Property is located on the southwest corner of
Route 47 (Delsea Drive) and Route 9 (Shore Road) in Rio Grande, Cape May County,
New Jersey. The property is located approximately 1 mile west of the Garden
State Parkway via Exit 4 along Route 47. Route 9 is a primary north/south artery beginning on the shore in Cape May and extending all the way north to Manhattan.
Rio Grande is approximately 40 miles south of Atlantic City, 85 miles southeast of Philadelphia, and 145 miles south of New York City.

                                                               CREDIT RATING OF
                                                              PARENT COMPANY (1)
ANCHOR                              PARENT COMPANY           (FITCH/MOODY'S/S&P)     GLA     COLLATERAL INTEREST
----------------------------------------------------------------------------------------------------------------

Lowe's Home Centers, Inc.           Lowe's Companies, Inc.         A+/A2/A+        134,000          Yes(2)
Giant of Maryland LLC-Giant Foods   Ahold Koninklijke N.V.        BB/Ba1/BB+        56,291          Yes(2)
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                              190,291
----------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The tenant is under a ground lease from the borrower.

                           LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVG. RENT PER
YEAR           ROLLING     TOTAL SF EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING      SF EXPIRING
-----------------------------------------------------------------------------------------------------------

  Vacant          --             10,300              3%           10,300            3%                --
   2006           --                 --             --            10,300            3%                --
   2007           --                 --             --            10,300            3%                --
   2008           --                 --             --            10,300            3%                --
   2009           --                 --             --            10,300            3%                --
   2010            6              9,200              3%           19,500            6%            $24.53
   2011           --                 --             --            19,500            6%                --
   2012           --                 --             --            19,500            6%                --
   2013           --                 --             --            19,500            6%                --
   2014           --                 --             --            19,500            6%                --
   2015            3             30,940             10%           50,440           16%            $15.29
Thereafter         6            255,359             84%          305,799          100%            $ 7.98

(1)  The above table represents the rollover at the property. The information in the table is based on the lease.

The following table presents certain information relating to the major tenants at the Grande Shopping Center Property:

                                                                                         % OF TOTAL     ANNUALIZED
                                     CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                        (FITCH/        TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                         MOODY'S/S&P)(1)    NRSF(2)   NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Lowe's Home Centers, Inc.               A+/A2/A+       134,000    44%     $  500,000         18%          $ 3.73      01/15/2025
Giant of Maryland LLC-Giant Foods      BB/Ba1/BB+       56,291    18%     $  591,056         22%          $10.50      05/31/2025
Ross Dress for Less, Inc.              --/--/BBB        29,968    10%     $  377,597         14%          $12.60      01/31/2016
Bed Bath & Beyond, Inc.                --/--/BBB        22,600     7%     $  309,168         11%          $13.68      01/31/2016
Michaels Stores, Inc.                  --/Ba1/--        21,540     7%     $  301,000         11%          $13.97      02/28/2015
Boaters World                           --/--/--         8,400     3%     $  134,400          5%          $16.00      02/29/2016
Famous Footwear                        BB+/B1/BB         7,000     2%     $  112,000          4%          $16.00      10/31/2015
Sun National Bank                       --/--/--         4,100     1%     $  125,000          5%          $30.49      11/30/2025
AAA Mid-Atlantic, Inc.                  --/--/--         2,500     1%     $   62,500          2%          $25.00      05/31/2010
Pearl Vision, Inc.                      --/--/--         2,400     1%     $   60,000          2%          $25.00      05/31/2015
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 288,799    94%     $2,572,720         94%          $ 8.91
--------------------------------------------------------------------------------------------------------------------------------

Other Tenants                             NAP            6,700     2%     $  163,200          6%          $24.36        Various
Vacant Space                              NAP           10,300     3%     $     0.00          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 305,799   100%     $2,735,920        100%          $ 9.26
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The total square footage of the property shown on the rollover schedule includes ground leased square footage of 198,491square feet. This space is comprised of Lowe's Home Centers, Inc. - 134,000 square feet, Giant of
     Maryland LLC-Giant Foods - 56,291 square feet, Sun National Bank - 4,100 square feet, and a vacant pad site - 4,100 square feet. The leased fee improvements total 107,308 square feet.

                                       53

     PROPERTY MANAGEMENT. The Grande Shopping Center Property is managed by
Delco Development, LLC which is an affiliate of the Grande Shopping Center
Borrower.

     ADDITIONAL INDEBTEDNESS. None.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       54

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       55

                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD

                                    [GRAPHIC]

                                       56

                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD

                                      [MAP]

                                       57

                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:            NLIC
LOAN PURPOSE:                    Refinance
ORIGINAL BALANCE:                $26,250,000
CUT-OFF DATE BALANCE:            $26,250,000
FIRST PAYMENT DATE:              03/01/2006
INTEREST RATE:                   5.46000%
AMORTIZATION TERM:               Months 1-24: Interest Only
                                 Months 25-120: 360 months
ARD:                             No
ANTICIPATED REPAYMENT DATE:      NAP
MATURITY DATE:                   02/01/2016
EXPECTED MATURITY BALANCE:       $23,010,644
SPONSORS:                        Harold Menowitz and Fred Menowitz
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 25-payment lockout from the first payment date,
                                 with U.S. Obligations defeasance for the
                                 following 91 payments, and open to prepayment
                                 without premium thereafter through the maturity
                                 date.
CUT-OFF DATE BALANCE PER SF:     $311.04
UP-FRONT RESERVES:               RE Taxes:        $119,270
                                 TI/LC: (1)       $100,000
                                 Replacement:     $1,409
ONGOING RESERVES:                RE Taxes:        $59,635 / month
                                 Insurance: (2)   Springing
                                 Replacement:     $1,409 / month
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                   NAP
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Office / Retail
LOCATION:                        Elmhurst, New York
YEAR BUILT/RENOVATED:            1963 / 1997
PERCENT LEASED (AS OF):          96.4% (02/14/2006)
NET RENTABLE AREA:               84,393
THE COLLATERAL:                  Six story, plus basement office building with
                                 retail.
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Queens Crossroads, LLC
MOST RECENT NOI: (3)             $2,531,150
2ND RECENT NOI:                  $1,797,891
3RD RECENT NOI:                  $1,749,009
U/W NET OP. INCOME:              $2,885,817
U/W NET CASH FLOW:               $2,736,072
APPRAISED VALUE (AS OF):         $38,500,000 (12/14/2005)
CUT-OFF DATE LTV RATIO:          68.2%
LTV RATIO AT MATURITY:           59.8%
U/W DSCR:                        1.88x
U/W DSCR POST IO:                1.54x
--------------------------------------------------------------------------------

(1)  Borrower deposited at closing a TI/LC escrow of $100,000 to handle the 2006 lease rollover, which is 22.7% of the space. Lender shall release to borrower any TI & LC Funds if ninety-three percent (93%) or more of the leaseable space in the property is occupied at a pro forma net operating income of $2,800,000 or more, as determined by Lender.

(2)  Per Escrow Waiver side letter, payment of monthly escrows for Insurance
     Premiums shall not be required so long as i) Queens Crossroads, LLC, a
     Delaware limited liability company, remains the vested title; ii) no event of default exists; iii) such payments are paid on or before due dates and evidence of such payment is promptly forwarded to Lender; and iv) the standard lease form has not been altered.

(3)  Most recent NOI represents eleven months ending November 30, 2005 annualized.

THE 91-31 QUEENS BOULEVARD LOAN.

     THE LOAN. The tenth largest loan (the "91-31 Queens Boulevard Loan") is a
$26,250,000 loan; secured by the borrower's fee interest in a six-story, 84,393 square foot office building with retail (the "91-31 Queens Boulevard Property")
located in Elmhurst Queens, New York.

     THE BORROWER. The borrower, Queens Crossroads, LLC, a Delaware limited liability company, is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The sole member of the 91-31
Queens Boulevard Borrower is Expressway Realty Co., L.P., a New York limited partnership whose managing general partner is Harold Menowitz. The other general partner is Fred Menowitz; the limited partners are Reliance Properties Co., L.P.
and Colorado Realty Co. L.P., both of which are owned by trusts for the benefit of Harold Menowitz. The sponsors are Harold Menowitz and Fred Menowitz.

     THE PROPERTY. The 91-31 Queens Boulevard Property is a six-story, 84,393 square feet office building that includes approximately 17,992 square feet of ground level retail space. The second through sixth floors of the 91-31 Queens
Boulevard Property are comprised of multi-tenant offices and include small, executive office spaces ranging from approximately 112 to 1,080 square feet in size. The ground level retail space is situated along 3 frontages comprising the
91-31 Queens Boulevard Property. The 91-31 Queens

                                       58

Boulevard Property also has approximately 915 square feet of kiosk retail space along the 59th Avenue side of the 91-31 Queens Boulevard Property.

     The 91-31 Queens Boulevard Loan is located at 91-31 Queens Boulevard, less than one mile north of the Long Island Expressway in central Queens, New York.
The 91-31 Queens Boulevard Property is adjacent to the Queens Center Mall, which has numerous anchor tenants including Macy's and JC Penney; it is in close proximity to Queens Place Mall, which includes Target and Best Buy as some of its anchor tenants.

                           LEASE ROLLOVER SCHEDULE (1)

         # OF LEASES                       % OF TOTAL SF   CUMULATIVE   CUMULATIVE % OF   AVG. RENT PER
 YEAR      ROLLING     TOTAL SF EXPIRING      EXPIRING      TOTAL SF      SF EXPIRING      SF EXPIRING
-------------------------------------------------------------------------------------------------------

Vacant        --              3,079              4%           3,079             4%                --
  MTM          6              4,618              5%           7,697             9%           $ 38.59
 2006         19             19,070             23%          26,767            32%           $ 39.08
 2007          9             11,707             14%          38,474            46%           $ 40.64
 2008         13             15,586             18%          54,060            64%           $ 36.61
 2009          4              6,381              8%          60,441            72%           $ 44.27
 2010          5              9,198             11%          69,639            83%           $ 65.58
 2011          2              2,067              2%          71,706            85%           $114.54
 2012          3              1,637              2%          73,343            87%           $ 93.39
 2013          2              5,810              7%          79,153            94%           $ 59.77
 2014          2              3,660              4%          82,813            98%           $119.95
 2015          2              1,580              2%          84,393           100%           $ 74.43

(1)  The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the 91-31 Queens Boulevard Property:

                                                                                       % OF TOTAL     ANNUALIZED
                                      CREDIT RATING                     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                         (FITCH/      TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                            MOODY'S/S&P)    NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Emigrant Savings Bank                   BBB+/--/--     4,890     6%     $  276,069          7%          $ 56.46     06/30/2013
Primary Security Services                --/--/--      3,630     4%     $  123,300          3%          $ 33.97     11/30/2007
Health Plus Prepaid Health Services      --/--/--      3,321     4%     $  134,748          3%          $ 40.57     05/31/2010
U.S. Government                        AAA/Aaa/AAA     3,150     4%     $  324,456          8%          $103.00     12/31/2010
Institute of Allied Medical
   Professionals                         --/--/--      3,040     4%     $  116,520          3%          $ 38.33     05/31/2006
Wells Fargo Financial                   AA/Aa1/--      2,657     3%     $   93,720          2%          $ 35.27     04/30/2008
Omnipoint Communications                 --/--/--      2,560     3%     $  310,000          7%          $121.09     09/26/2014
Central Queens Properties                --/--/--      2,502     3%     $   84,708          2%          $ 33.86     07/31/2009
Juno Healthcare                          --/--/--      2,299     3%     $   74,718          2%          $ 32.50     07/31/2006
Franklin College of Switzerland          --/--/--      2,279     3%     $   84,360          2%          $ 37.02     02/28/2009
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                30,328    36%     $1,622,598         39%          $ 53.50
------------------------------------------------------------------------------------------------------------------------------

Other Tenants                              NAP        50,986    60%     $2,526,535         61%          $ 49.55       Various
Vacant Space                               NAP         3,079     4%     $     0.00          0%          $  0.00         NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                84,393   100%     $4,149,134        100%          $ 51.03
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 91-31 Queens Boulevard Property is managed by the
91-31 Queens Boulevard Borrower.

     ADDITIONAL INDEBTEDNESS. In the event of a casualty, the 91-31 Queens
Boulevard Borrower may obtain unsecured subordinate financing in order to rebuild the 91-31 Queens Boulevard Property; so long as, the DSCR is greater than 1.5x and the LTV is less than 75% after restoration and re-letting. Such indebtedness will be subject to Lender's standard form of inter-creditor agreement.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not Allowed.

                                       59

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and
Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets, remittance reports and trustee statements).
Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current
Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.
We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to
ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.